As filed with the Securities and Exchange Commission on March 2, 2006
Securities Act File No. 333-124942

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 7
to
Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

India Globalization Capital, Inc.
(Exact name of Registrant as specified in charter)

Maryland	6770	20-2760393
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
4336 Montgomery Ave.
Bethesda, Maryland 20814
(301) 983-0998
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Ram Mukunda
Chief Executive Officer and President
India Globalization Capital, Inc.
4336 Montgomery Ave.
Bethesda, Maryland, 20814
(301) 983-0998
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael E. Blount, Esq. Stanley S. Jutkowitz, Esq. Seyfarth Shaw LLP 55 East Monroe Street, Suite 4200 Chicago, Illinois 60603-5803 Telephone: (312) 346-8000 Facsimile: (312) 269-8869	Arthur S. Marcus, Esq. Peter J. Gennuso, Esq. Kristin J. Angelino, Esq. Gersten Savage LLP 600 Lexington Avenue New York, New York 10022 Telephone: (212) 752-9700 Facsimile: (212) 980-5192
          Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
Amending the Prospectus, Part II and filing certain exhibits

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 2, 2006
PRELIMINARY PROSPECTUS
$58,980,000
India Globalization Capital, Inc.
9,830,000 Units
     India Globalization Capital, Inc. is a blank check company recently formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more operating businesses with primary operations in India.
     This is an initial public offering of our securities. Each unit that we are offering consists of:

•	one share of our common stock; and
•	two warrants.
     The units are being offered at a price of $6.00 per unit.
     Each warrant entitles the holder to purchase one share of our common stock at a price of $5.00. Each warrant will become exercisable on the later of our completion of a business combination or                  , 2007 [one year from the date of this prospectus], and will expire on                  , 2011 [five years from the date of this prospectus], or earlier upon redemption.
     We have granted the underwriters a 45-day option to purchase up to 1,474,500 additional units solely to cover over-allotments, if any (over and above the 9,830,000 units referred to above). The over-allotment will be used only to cover the net syndicate short position resulting from the initial distribution. We have also agreed to sell to Ferris, Baker Watts, Inc., the representative of the underwriters, for $100, an option to purchase up to a total of 500,000 units at $7.50 per unit (125% of the price of the units sold in the offering). The units issuable upon exercise of this option are identical to those offered by this prospectus, except that each of the warrants underlying such units entitles the holder to purchase one share of our common stock at a price of $6.25 (125% of the exercise price of the warrants included in the units sold in the offering). The purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part.
     Our officers and directors have agreed to purchase an aggregate of 170,000 units at a price of $6.00 per unit ($1,020,000 in the aggregate) in a private placement that will occur immediately prior to this offering. Such units will be identical to the units in this offering. These individuals will not have any right to any liquidation distributions with respect to the shares included in such private placement units in the event we fail to consummate a business combination. The shares comprising such units may not be sold, assigned or transferred until we consummate a business combination. Such individuals have further agreed to waive their right to any liquidation distributions with respect to such shares in the event we fail to consummate a business combination.
     There is presently no public market for our units, common stock or warrants. We have applied to have our units listed on the American Stock Exchange under the symbol IGC.U, subject to official notice of listing. Once the securities comprising the units begin separate trading, the common stock and warrants will also be listed on the American Stock Exchange under the symbols IGC and IGC.WS, respectively. We cannot assure you, however, that any of such securities will be or continue to be listed on the American Stock Exchange. In the event that the securities are not listed on the American Stock Exchange, we anticipate that the units will be quoted on the OTC Bulletin Board but we cannot assure you that our securities will be so quoted or, if quoted, will continue to be quoted.
     Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 10 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

		Underwriting
	Public Offering	Discount and	Proceeds, Before
	Price	Commission(1)	Expenses, to Us

Per unit	$6.00	$.48	$5.52
Total	$58,980,000	$4,718,400	$54,261,600

(1)	Includes a non-accountable expense allowance in the amount of 3% of the gross proceeds, or $.18 per unit ($1,769,400 in total), payable to Ferris, Baker Watts, Inc., the representative of the underwriters. Ferris, Baker Watts, Inc. has agreed to deposit 3% of the gross proceeds attributable to the non-accountable expense allowance ($.18 per Unit) into the trust account until the earlier of the completion of a business combination or the liquidation of the trust account. They have further agreed to forfeit any rights to or claims against such proceeds unless we successfully complete a business combination.
     Of the proceeds of this offering, $57,210,600 (approximately $5.82 per unit) will be deposited into a trust account at United Bank Inc. maintained by Continental Stock Transfer & Trust Company acting as trustee. This amount includes up to $1,769,400 ($0.18 per unit) which will be paid to the underwriters if a business combination is consummated, but which will be forfeited by the underwriters if a business combination is not consummated. This amount also includes the net proceeds from the 170,000 units being purchased in a private placement immediately prior to this offering by our officers and directors, which they have agreed to forfeit if a business combination is not consummated. This amount also includes loans from our founders in the aggregate amount of $870,000 which will be repaid from the interest accrued on the amount in escrow, but will not be repaid from the principal in escrow. As a result, our public stockholders will receive $5.82 per unit (97% of the initial purchase price of the units) (plus residual interest earned but net of $1,855,000 ($2,150,000 if the over-allotment option is exercised in full) in working capital and taxes payable) in the event of a liquidation of our company prior to consummation of a business combination.
     We are offering the units for sale on a firm-commitment basis. Ferris, Baker Watts, Inc., acting as representative of the underwriters, expects to deliver our securities to investors in the offering on or about         , 2006.

Ferris, Baker Watts Incorporated	Ladenburg Thalmann & Co. Inc.

First Albany Capital	Merriman Curhan Ford & Co.
SOCIETE GENERALE
The date of this Prospectus is                  , 2006

      You should rely only on the information contained or incorporated by reference in this prospectus. We have not and the underwriters have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

PROSPECTUS SUMMARY
      This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors set forth in the section below entitled “Risk Factors” and the financial statements, and the related notes and schedules thereto. Unless otherwise stated in this prospectus, references to “we,” “us” or “our” refer to India Globalization
Capital, Inc. sometimes referred to herein as IGC, Inc. You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where that offer is not permitted. Unless we tell you otherwise, the information in this prospectus assumes that the underwriters have not exercised their over-allotment option.
      Unless we tell you otherwise, the term “business combination” as used in this prospectus means an acquisition of, through a merger, capital stock exchange, asset acquisition or other business acquisition, one or more operating businesses. In addition, unless we tell you otherwise, the term “public stockholder” as used in this prospectus refers to those persons that purchase the securities offered by this prospectus including any of our existing stockholders that purchase these securities either in this offering or afterwards; provided that our existing stockholders’ status as “public stockholders” shall exist only with respect to those securities so purchased in this offering or afterwards. Unless we tell you otherwise, references in this prospectus to “units” include 170,000 units that certain of our officers and directors have agreed to purchase in a private placement immediately prior to this offering. Certain numbers in this prospectus have been rounded.
      IGC, Inc. is a recently organized Maryland blank check company formed on April 29, 2005, for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination or acquisition, one or more businesses with operations primarily in India. To date, our efforts have been limited to organizational activities.
      We believe that the future potential of the Indian economy and current market conditions present favorable opportunities for acquisitions of Indian companies. According to the World Factbook published by the U.S. Central Intelligence Agency, the Indian economy has posted a growth rate of approximately 6.8% since 1994, and has become the fourth largest economy in the world. According to the World Factbook, the Indian economy had a Gross Domestic Product in 2004 of approximately $3.319 trillion and its growth rate in 2004 was approximately 6.2%.
      In addition, according to Mega Ace Consultancy, an India-based think tank studying the Indian economy, since mid-1991, the Indian government has committed itself to implementing an economic structural reform program with the objective of liberalizing India’s exchange and trade policies, reducing the fiscal deficit, controlling inflation, promoting a sound monetary policy, reforming the financial sector, and placing greater reliance on market mechanisms to direct economic activity. Mega Ace’s principals include a former economic advisor to the Central Bank — Reserve Bank of India and a former CEO of the Bombay Stock Exchange. Mega Ace’s projects include serving as chief consultant to an agency looking to promote investment in France among Indian investors and serving as a south-Asian consultant to a project devoted to forming links between small and medium sized enterprises in the UK and Europe with companies based in South Asia. According to Mega Ace, a significant component of the program is the promotion of foreign investment in key areas of the economy and the further development of, and the relaxation of restrictions in, the private sector. As a result, we believe the regulatory environment for foreign investment has become more favorable. There are already a number of industry sectors, including, but not limited to, telecommunications, drug and pharmaceuticals, banking and insurance, airports and airlines and mining and petroleum that have been deregulated whereby foreign investors can own and control Indian companies and where profits can be reinvested in India or repatriated to the U.S.
      While we are not limiting our acquisition of target businesses in India to any particular sector, we believe that the following two sectors are illustrative of the opportunities that we may consider for prospective target businesses: (1) business process outsourcing and information technology and (2) infrastructure. Our strategy in any sector will be to identify potential “market sector leaders” which we think will grow at a substantially faster rate than the overall economy.

      Our management team is experienced in starting, financing, growing, operating, sourcing, structuring and consummating business combinations in India as well as in North America, Europe and Asia. Through our management team, directors and our advisors, we believe that we have extensive contacts and sources, including private equity and venture capital funds, public and private companies, investment bankers, attorneys and accountants, from which to generate acquisition opportunities. Our management team intends to use its operating and transaction experience to find and evaluate potential target companies and to maintain and build on the relationships that they have developed through their years of experience in the U.S. and Indian business arenas.
      While we may seek to effect business combinations with more than one target business, our initial business acquisition must be with one or more operating businesses whose fair market value, collectively, is at least equal to 80% of our net assets (excluding any fees and expenses held in the trust account for the benefit of Ferris, Baker Watts, Inc.) at the time of such acquisition. Consequently, if we cannot identify and acquire multiple operating businesses contemporaneously, we will need to identify and acquire a larger single operating business. There are also certain risks associated with investing in a development stage company such as ours. Certain state administrators may disallow an offering of a development stage company if the initial equity investment by a company’s promoters does not equal a certain percentage of the aggregate public offering price. For a more complete discussion of certain states’ requirements concerning promoter’s equity percentage in a development stage company, please see the section below entitled “Risk Factors — Risks associated with our business.”
      IGC, Inc is a Maryland corporation formed on April 29, 2005. Our offices are located at 4336 Montgomery Avenue, Bethesda, Maryland 20814. Our telephone number is (301) 983-0998.
Private Placement
      Certain of our officers and directors have agreed to purchase from us an aggregate of 170,000 units at $6.00 per unit in a private placement that will occur immediately prior to this offering.

THE OFFERING
      In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section below entitled “Risk Factors” beginning on page 10 of this prospectus.

Securities Offered:	9,830,000 units, at $6.00 per unit, each unit consisting of:
• one share of common stock; and
• two warrants.
The units will begin trading on or promptly after the date of this prospectus. Each of the common stock and warrants will trade separately on the 90th day after the date of this prospectus unless Ferris, Baker Watts, Inc. determines that an earlier date is acceptable, based upon its assessment of the relative strengths of the securities market and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular. In no event will Ferris, Baker Watts, Inc. allow separate trading of the common stock and warrants until we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K, including an audited balance sheet, upon the consummation of this offering, which is anticipated to take place three business days from the date the units commence trading. The audited balance sheet will include proceeds we receive from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Current Report on Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option. We will also include in this Form 8-K, or amendment thereto, or in a subsequent Form 8-K information indicating if Ferris, Baker Watts, Inc. has allowed separate trading of the common stock and warrants prior to the 90th day after the date of this prospectus.
Common Stock:
Number of shares that will be outstanding before this offering and the private placement:	2,500,000 shares
Number of shares to be outstanding after this offering and the private placement:	12,500,000 shares

Warrants:
Number of warrants outstanding before this offering and the private placement:	0 warrants
Number of warrants to be outstanding after this offering and the private placement:	20,000,000 warrants
Exercisability:	Each warrant is exercisable for one share of common stock.
Exercise price:	$5.00
Exercise period:	The warrants will become exercisable on the later of:
• the completion of a business combination on terms as described in this prospectus; or
• , 2007 [one year from the date of this prospectus].
• The warrants will expire at 5:00 p.m., Washington, DC time, on , 2011 [five years from the date of this prospectus], or earlier upon redemption.
None of the warrants may be exercised until after the consummation of a business combination and, thus, after the proceeds of the trust account have been disbursed. Upon exercise of the warrants and disbursement of the trust, the warrant exercise price will be paid directly to us.
Redemption:	We may redeem the outstanding warrants (including warrants held by Ferris, Baker Watts, Inc. as a result of the exercise of the purchase option):
• in whole and not in part;
• at a price of $.01 per warrant at any time after the warrants become exercisable;
• upon a minimum of 30 days’ prior written notice of redemption; and
• if, and only if, the last sales price of our common stock equals or exceeds $8.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

We have established our redemption criteria to provide warrant holders with a premium to the initial warrant exercise price as well as a reasonable cushion against a negative market reaction, if any, to our redemption call. If the foregoing conditions are satisfied, we will call the warrants and each warrant holder will be entitled to exercise his or her warrants prior to the date scheduled for redemption. There can be no assurance, however, that the price of the common stock will exceed $8.50 or the warrant exercise price after the redemption call is made.
Proposed American Stock Exchange symbols for our securities:
Units:	IGC.U
Common Stock:	IGC
Warrants:	IGC.WS
Offering proceeds to be held in trust:	$57,210,600 of the proceeds of this offering and the private placement (approximately $5.82 per unit) will be placed in a trust account at United Bank maintained by Continental Stock Transfer & Trust Company acting as trustee, pursuant to an agreement to be signed on the date of this prospectus. These proceeds consist of $55,441,200 from the net proceeds payable to us and $1,769,400 of the proceeds attributable to the underwriters’ non-accountable expense allowance. These proceeds will not be released until the earlier of (i) the completion of a business combination on the terms as described in this prospectus or (ii) our liquidation. Therefore, unless and until a business combination is consummated, these proceeds held in the trust account will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to effect the business combination. These expenses will be paid prior to a business combination only from the interest earned by the principal in the trust accounts up to an aggregate of $1,855,000 (or $2,150,000 if the underwriters exercise their over-allotment option in full). The $1,769,400 of the proceeds attributable to the underwriters’ non-accountable expense allowance which are being held in the trust account will be released to Ferris, Baker Watts, Inc. upon completion of a business transaction on the terms described in this prospectus or to our public stockholders upon our liquidation and will in no event be available for use by us.

We may use a portion of the funds not held in the trust account to make a deposit or fund a “no-shop, standstill” provision with respect to a prospective business combination. In the event that we are required to forfeit such funds (whether as a result of a breach of the agreement relating to such payment or otherwise), we may not have sufficient working capital available to pay expenses related to locating a suitable business combination without securing additional financing. In such event, if we are unable to secure additional financing, we may not consummate a business combination in the proscribed time period and we will be forced to liquidate and dissolve.
Prior to the consummation of a business combination, there will be no fees, reimbursements or cash payments made to our existing stockholders and/or officers and directors other than:
• Repayment of loans in the aggregate principal amount of $870,000 with interest at the rate of 4% per annum made by our chief executive officer and our chairman to us to cover offering expenses and working capital;
• Payment of up to $4,000 per month to affiliates of our existing stockholders for office space and administrative expenses;
• Reimbursement for any expenses incident to the offering and finding a suitable business combination; and
• Fees payable to our officers, directors and advisers in kind for services to be rendered.
Other than the agreement with IGN, LLC, with respect to rent for office space and administrative expenses, there are no current agreements or understandings with any of our existing stockholders or any of their respective affiliates with respect to the payment of compensation of any kind subsequent to a business combination. However, there can be no assurance that such agreements may not be negotiated in connection with, or subsequent to, a business combination.

The stockholders must approve business combination:	We will seek stockholder approval before we effect our initial business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. In connection with the vote required for our initial business combination, all of our existing stockholders, including all of our officers, directors and special advisors, have agreed to vote the shares of common stock owned by them (whether purchased prior to, during or after the consummation of the offering or the private placement) in accordance with the majority of the shares of common stock voted by the public stockholders other than our existing stockholders. We will proceed with a business combination only if: (i) a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and (ii) public stockholders owning less than 20% of the shares sold in this offering subsequently exercise their conversion rights described below.
Conversion rights for stockholders voting to reject a business combination:	Public stockholders voting against a business combination will be entitled to convert their stock into a pro rata share of the trust account (approximately $5.82 per share), plus any interest earned on their portion of the trust account, net, of working capital (up to a maximum of $1,855,000 (or $2,150,000 if the underwriters exercise their over-allotment option in full)) and taxes, if the business combination is approved and consummated. In order for a business combination to be approved a majority of the shares of common stock voted by the public stockholders would need to vote in favor of the combination and our existing shareholders, as described above, would be required to vote their shares in accordance with the vote of the majority to approve the business combination. Accordingly, since they did not vote against the business combination, our existing stockholders would not be entitled to exercise conversion rights with respect to the stock they own.

In order to exercise this right, the public stockholders must make an affirmative election. Voting against a business combination does not automatically trigger the conversion right. Public stockholders who convert their shares of stock into their share of the trust account will continue to have the right to exercise any warrants they may hold.

Liquidation if no business combination:	We will dissolve and promptly distribute only to our public stockholders the amount in our trust account inclusive of the $1,769,400 attributable to the underwriters’ non-accountable expense allowance, plus any remaining net assets, if we do not effect a business combination within 18 months after consummation of this offering (or within 24 months after the consummation of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after consummation of this offering and the business combination relating thereto has not yet been consummated within such 18-month period). The existing stockholders have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination, but only with respect to those shares of common stock acquired by them prior to this offering and with respect to the shares included in the 170,000 units our officers and directors are purchasing in the private placement; they will participate in any liquidation distribution with respect to any shares of common stock acquired in connection with or following this offering.
Escrow of existing stockholder shares:	On the date of this prospectus, all of our existing stockholders (which includes all of our officers, directors and special advisors) will place the shares of common stock they own prior to this offering and the private placement into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions, such as transfers to family members and trusts for estate planning purposes and upon death, while in each case remaining in the escrow account, these shares will not be released from escrow until six months after the consummation of a business combination. The shares will only be released prior to that date if we are forced to liquidate, in which case the shares would be destroyed, or if we were to consummate a transaction after the consummation of a business combination which results in all of the stockholders of the combined entity having the right to exchange their shares of common stock for cash, securities or other property.

Summary Financial Data
      The following table summarizes the relevant financial data for our business and should be read in conjunction with our financial statements, and the related notes and schedules thereto, which are included in this prospectus. To date, our efforts have been limited to organizational activities so only balance sheet data is presented.

	December 31, 2005

	Actual	As Adjusted(1)

Balance Sheet Data:
Working capital (deficiency)	$(762,218)	$54,460,681
Total assets	762,463	55,441,200
Total liabilities	767,982	980,519
Value of common stock that may be converted to cash[2]	—	11,082,696
Stockholders’ equity (deficiency)	$(5,519)	43,377,985

(1)	Excludes the $100 purchase price of the purchase option payable by Ferris, Baker Watts, Inc.

(2)	If the business combination is approved and completed, public stockholders who voted against the combination will be entitled to redeem their stock for approximately $5.82 per share, which amount represents approximately $5.64 per share representing the net proceeds of the offering and the private placement deposited in the trust account and the proceeds of loans in the aggregate amount of $870,000 made by the founders and an additional $105,000 in deferred expenses from vendors which are being deposited in the trust account, and $0.18 per share representing the underwriters’ non-accountable expense allowance which the underwriters have agreed to deposit into the trust account and to forfeit to pay redeeming stockholders, without taking into account interest earned on the trust account.

      The working capital excludes $756,699 of costs related to this offering and the private placement which were paid or accrued prior to December 31, 2005. These deferred offering costs have been recorded as a long-term asset and are reclassified against stockholders’ equity in the “as adjusted” column.
      The “as adjusted” information gives effect to the sale of the units in this offering and the private placement, including the application of the estimated gross proceeds and the payment of the estimated remaining costs from such sale.
      The working capital (as adjusted) and total assets (as adjusted) amounts will be available to us only upon the consummation of a business combination within the time period described in this prospectus. If a business combination is not so consummated, we will be dissolved and the proceeds held in the trust account will be distributed solely to our public stockholders.
      We will not proceed with a business combination if public stockholders owning 20% or more of the shares sold in this offering vote against the business combination and then subsequently exercise their conversion rights. Accordingly, if public shareholders owning a majority of the shares sold in this offering approve a business combination, we may effect that business combination even if public stockholders owning up to approximately 19.99% of the shares sold in this offering exercise their conversion rights. If this occurs, we would be required to convert to cash up to approximately 19.99% of the 10,000,000 shares of common stock sold in this offering, or 1,965,017 shares of common stock, at an initial per-share conversion price of approximately $5.82, without taking into account interest earned on the trust account. The actual per-share conversion price will be equal to the amount deposited in the trust account, including all accrued interest, through the record date for the determination of stockholders entitled to vote on the proposed business combination.

RISK FACTORS
      An investment in our securities involves a high degree of risk. You should consider carefully all of the material risks described below, together with the other information contained in this prospectus, before making a decision to invest in our securities. If any of the following risks occur, our business and financial conditions may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. Additional risks not currently known to us, or that we deem immaterial, may also harm us or affect your investment. We make various statements in this section which constitute “forward-looking statements”. See “Forward-Looking Statements.”
Risks associated with our business

We are a development stage company with no operating history and, accordingly, you will have no basis upon which to evaluate our ability to achieve our business objective.
      We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Because we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire one or more operating businesses with primary operations in India. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates. We will not generate any revenues (other than interest income on the proceeds of this offering) until, at the earliest, after the consummation of a business combination. We cannot assure you as to when or if a business combination will occur.

We may not be able to consummate a business combination within the required time frame, in which case, we would be forced to liquidate.
      We must complete a business combination with a fair market value of at least 80% of our net assets (excluding any fees and expenses held in the trust account for the benefit of Ferris, Baker Watts, Inc.) at the time of acquisition within 18 months after the consummation of this offering (or within 24 months after the consummation of this offering if a letter of intent, agreement in principle or a definitive agreement has been executed within 18 months after the consummation of this offering and the business combination relating thereto has not yet been consummated within such 18-month period). If we fail to consummate a business combination within the required time frame, we will be forced to liquidate our assets. We may not be able to find suitable target businesses within the required time frame. In addition, our negotiating position and our ability to conduct adequate due diligence on any potential target may be reduced as we approach the deadline for the consummation of a business combination. We do not have any specific merger, capital stock exchange, asset acquisition or other similar business combination under consideration and have not had any discussions, formal or otherwise, with respect to such a transaction.

Under Maryland law, the requirements and restrictions relating to this offering contained in our amended and restated articles of incorporation may be amended, which could reduce or eliminate the protection afforded to our stockholders by such requirements and restrictions.

      Our amended and restated articles of incorporation set forth certain requirements and restrictions relating to this offering that shall apply to us until the consummation of a business combination. Specifically, our amended and restated articles of incorporation provides, among other things, that:

•	prior to the consummation of our initial business combination, we shall submit such business combination to our stockholders for approval;

•	we may consummate our initial business combination if: (i) approved by a majority of the shares of common stock voted by the public stockholders, and (ii) public stockholders owning less than 20% of the shares purchased by the public stockholders in this offering exercise their conversion rights;

•	if our initial business combination is approved and consummated, public stockholders who voted against the business combination and exercised their conversion rights will receive their pro rata share of the trust account;

•	if a business combination is not consummated or a letter of intent, an agreement in principle or a definitive agreement is not signed within the time periods specified in this prospectus, then we will be dissolved and distribute to all of our public stockholders their pro rata share of the trust account; and

•	we may not consummate any other merger, capital stock exchange, stock purchase, asset acquisition or similar transaction other than a business combination that meets the conditions specified in this prospectus, including the requirement that our initial business combination be with one or more operating businesses whose fair market value, either individually or collectively, is equal to at least 80% of our net assets at the time of such business combination.

      Our amended and restated articles of incorporation prohibit the amendment of the above-described provisions. However, the validity of provisions prohibiting amendment of the articles of incorporation under Maryland law has not been settled. A court could conclude that the prohibition on amendment violates the stockholders’ implicit rights to amend the corporate charter. In that case, the above-described provisions would be amendable and any such amendment could reduce or eliminate the protection afforded to our stockholders. However, we view the foregoing provisions as obligations to our stockholders, and we will not take any actions to waive or amend any of these provisions.

If we are forced to liquidate before a business combination, our public stockholders will receive less than $6.00 per share upon distribution of the trust account and our warrants will expire worthless.
      If we are unable to complete a business combination and are forced to liquidate our assets, the per-share liquidation will be less than $6.00 because of the expenses related to this offering, our general and administrative expenses and the anticipated costs of seeking a business combination. Furthermore, the warrants will expire worthless if we liquidate before the completion of a business combination. For a more complete description on the effects on our stockholders if we are unable to complete a business combination, see the section below entitled “Proposed Business — Effecting a business combination — Liquidation if no business combination.”

You will not be entitled to protections normally afforded to investors of blank check companies under federal securities laws.
      Because the net proceeds of this offering are intended to be used to complete a business combination with one or more operating businesses that have not been identified, we may be deemed to be a “blank check” company under the federal securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and our units are being offered at an initial price of $6.00 per unit, we believe that we are exempt from rules promulgated by the SEC to protect investors of blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Because we do not believe we are subject to Rule 419, our units will be immediately tradeable and we have a longer period of time within which to complete a business combination in certain circumstances. For a more detailed comparison of our offering to offerings under Rule 419, see the section below entitled “Proposed Business — Comparison to offerings of blank check companies.”

If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share liquidation or conversion price received by stockholders may be less than approximately $5.82 per share.
      Our placing of funds in trust may not protect those funds from third party claims against us. Although we will seek to have all vendors, prospective target businesses or other entities we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements, or even if they execute such agreements that they would be prevented from bringing claims against the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our stockholders if such third party refused to waive such claims. Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In addition, there is no any guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Accordingly, the proceeds held in trust could be subject to claims which could take priority over the claims of our public stockholders and the per-share liquidation price could be less than approximately $5.82 plus partial interest, due to claims of such creditors. If we are unable to complete a business combination and are forced to liquidate, our officers and directors will be personally liable under certain circumstances to ensure that the proceeds in the trust account are not reduced by the claims of various vendors, prospective target businesses or other entities that are owed money by us for services rendered or products sold to us. However, we cannot assure you that our officers and directors will be able to satisfy those obligations. In addition, such third party claims may result in the per share conversion price received by stockholders who vote against a business combination and elect to convert their shares into cash being less than approximately $5.82 per share.

Because we have not currently selected any prospective target businesses with which to complete a business combination, investors in this offering are unable to currently ascertain the merits or risks of any particular target business’ operations.
      Because we have not yet identified any prospective target businesses, investors in this offering have no current basis to evaluate the possible merits or risks of any particular target business’ operations. To the extent we complete a business combination with a financially unstable company or an entity in its development stage, we may be affected by numerous risks inherent in the business operations of those entities. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors, or that we will have adequate time to complete due diligence. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in any particular target business. For a more complete discussion of our selection of target businesses, see the section below entitled “Proposed Business — Effecting a business combination — We have not identified any target businesses.”

We may issue shares of our capital stock, including through convertible debt securities, to complete a business combination, which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership.
      Our certificate of incorporation authorizes the issuance of up to 75,000,000 shares of common stock, par value $.0001 per share and 1,000,000 shares of preferred stock, par value $.0001 per share. Immediately after this offering (assuming no exercise of the underwriters’ over-allotment option), there will be 41,000,000 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares upon full exercise of our outstanding warrants and the purchase option granted to Ferris, Baker Watts, Inc.) and all of the 1,000,000 shares of preferred stock available for issuance. Although we have no commitments as of the date of this offering to issue any securities, we may issue a substantial number of additional shares of our common stock or preferred stock or a combination of both, including through convertible debt securities, to complete a business combination. The issuance of additional shares of our common stock including upon conversion of any debt securities:

•	may significantly reduce the equity interest of investors in this offering;

•	will likely cause a change in control if a substantial number of our shares of common stock or voting preferred are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely also result in the resignation or removal of our present officers and directors;

•	may adversely affect the voting power or other rights of holders of our common stock if we issue preferred stock with dividend, liquidation, compensation or other rights superior to the common stock; and

•	may adversely affect prevailing market prices for our common stock, warrants or units.

      For a more complete discussion of the possible structure of a business combination, see the section below entitled “Proposed Business — Effecting a business combination — Selection of target businesses and structuring of a business combination.”

We may issue notes or other debt securities, or otherwise incur substantial debt, to complete a business combination, which may adversely affect our leverage and financial condition.
      Although we have no commitments as of the date of this offering to incur any debt, we may choose to incur a substantial amount of debt to finance a business combination. The incurrence of debt:

•	may lead to default and foreclosure on our assets if our operating revenues after a business combination are insufficient to pay our debt obligations;

•	may cause an acceleration of our obligations to repay the debt even if we make all principal and interest payments when due if we breach the covenants contained in the terms of the debt documents;

•	may create an obligation to immediately repay all principal and accrued interest, if any, upon demand to the extent any debt securities are payable on demand; and

•	may hinder our ability to obtain additional financing, if necessary, to the extent any debt securities contain covenants restricting our ability to obtain additional financing while such security is outstanding, or to the extent our existing leverage discourages other potential investors.
      For a more complete discussion of the possible structure of a business combination, see the section below entitled “Proposed Business — Effecting a business combination — Selection of target businesses and structuring of a business combination.”

Our current officers and directors may resign upon consummation of a business combination.
      Our ability to successfully effect a business combination will be totally dependent upon the efforts of our key personnel. The future role of our key personnel, particularly Dr. Ranga Krishna, our Chairman of the Board, Ram Mukunda, our Chief Executive Officer and President and John Cherin, our Chief Financial Officer, Treasurer, following a business combination, however, cannot presently be ascertained. While several of our management and other key personnel, particularly Messrs. Mukunda and Cherin, have indicated their willingness to remain associated with us following a business combination, we have no current expectation that they will do so, and we may employ other personnel following the business combination. Moreover, our current management will only be able to remain with the combined company after the consummation of a business combination if they are able to negotiate the same as part of any such combination. If we acquired a target business in an all-cash transaction, it would be more likely that current members of management would remain with us if they chose to do so. If a business combination were structured as a merger whereby the stockholders of the target company were to control the combined company following a business combination, it may be less likely that management would remain with the combined company unless it was negotiated as part of the transaction via the acquisition agreement, an employment agreement or other arrangement. In making the determination as to whether current management should remain with us following the business combination, management will analyze the experience and skill set of the target business’ management and negotiate as part of the business combination that certain members of current management remain if it is believed that it is in the best interests of the combined company post-business combination. If management negotiates to be retained post-business combination as a condition to any potential business combination, such negotiations may result in a conflict of interest.

Our ability to successfully effect a business combination and to be successful afterwards will be completely dependent upon the efforts of our key personnel, some of whom may join us following a business combination and whom we would have only a limited ability to evaluate.
      We may employ other personnel following a business combination regardless of whether our existing personnel remain with us. While we intend to closely scrutinize any additional individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company as well as United States securities laws, which could cause us to have to expend time and resources helping them become familiar with such laws. This could be expensive and time-consuming and could lead to various regulatory issues that may adversely affect our operations.

Our officers, directors and special advisors may allocate their time to other businesses, thereby causing conflicts of interests in their determination as to how much time to devote to our affairs. This may have a negative impact on our ability to consummate a business combination.
      Our officers, directors and special advisors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and other businesses. This could have a negative impact on our ability to consummate a business combination. We do not intend to have any full time employees prior to the consummation of a business combination. Each of our officers is engaged in several other business endeavors and are not obligated to contribute any specific number of hours per week to our affairs, although we expect Mr. Mukunda to devote an average of approximately fifteen hours per week to our business, for Mr. Cherin and Dr. Krishna to devote an average of approximately ten hours a week to our business and for Mr. Mukunda to devote substantially all of his time to our business during the process of conducting due diligence on a target company. For example, Mr. Mukunda, our Chief Executive Officer and President, serves as chairman and chief executive officer, and is a managing member for Integrated Global Networks, LLC and Global Starlink LLC, both privately-held telecommunications companies. If Messrs. Mukunda and Cherin’s and Dr. Krishna’s other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination. We cannot assure you that these conflicts will be resolved in our favor. For a complete discussion of the potential conflicts of interest that you should be aware of, see the section below entitled “Certain Relationships and Related Transactions.”

Our officers, directors and special advisors are and may in the future become affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.
      Our officers, directors and special advisors may in the future become affiliated with entities, including other “blank check” companies, engaged in business activities similar to those intended to be conducted by us. Additionally, our officers, directors and special advisors may become aware of business opportunities that may be appropriate for presentation to us as well as the other entities with which they are or may be affiliated. Our officers, directors and special advisors involved in businesses similar to what we may intend to conduct following a business combination may have fiduciary or contractual obligations to present opportunities to those entities first. We cannot assure you that any such conflicts will be resolved in our favor. For a complete discussion of our management’s business affiliations and the potential conflicts of interest that you should be aware of, see the sections below entitled “Management — Directors and Executive Officers” and “Certain Relationships and Related Transactions.”

Because all of our officers, directors and our special advisors own shares of our securities that will not participate in liquidation distributions, they may have a conflict of interest in determining whether a particular target business is appropriate for a business combination.
      All of our officers, directors and our special advisors own stock in our company, but have, with respect to those shares of common stock acquired by them prior to this offering, waived their right to receive distributions upon our liquidation in the event we fail to complete a business combination. Additionally, Mr. Mukunda has agreed with Ferris, Baker Watts, Inc. that he and certain of our other officers and directors collectively will purchase, in the aggregate 170,000 units in a private placement that will occur immediately prior to this offering, but have waived their right to liquidation distributions with respect to the shares included in such units. Those shares and warrants owned by our officers, directors and our special advisors will be worthless if we do not consummate a business combination. The personal and financial interests of our officers and directors may influence their motivation in identifying and selecting target businesses and completing a business combination in a timely manner. Consequently, our officers’ and directors’ discretion in identifying and selecting suitable target businesses may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.

If our common stock becomes subject to the SEC’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.
      If at any time we have net tangible assets of $5,000,000 or less and our common stock has a market price per share of less than $5.00, transactions in our common stock may be subject to the “penny stock” rules promulgated under the Securities Exchange Act of 1934, as amended. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

•	make a special written suitability determination for the purchaser;

•	receive the purchaser’s written agreement to a transaction prior to sale;

•	provide the purchaser with risk disclosure documents that identify certain risks associated with investing in “penny stocks” and that describe the market for these “penny stocks” as well as a purchasers legal remedies; and

•	obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.
      If our common stock becomes subject to these rules, broker-dealers may find it difficult to effect customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.

It is probable that we will only be able to complete one business combination, which may cause us to be solely dependent on a single business and a limited number of products or services.
      The net proceeds from this offering and the private placement will provide us with approximately $55,441,200 (subject to reduction resulting from shareholders electing to convert their shares into cash), which we may use to complete a business combination. While we may seek to effect a business combination with more than one target business, our initial business acquisition must be with one or more operating businesses whose fair market value, collectively, is at least equal to 80% of our net assets (excluding any fees and expenses held in the trust account for the benefit of Ferris, Baker Watts, Inc.) at the time of such acquisition. At the time of our initial business combination, we may not be able to acquire more than one target business because of various factors, including insufficient financing or the difficulties involved in consummating the contemporaneous acquisition of more than one operating company; therefore, it is probable that we will have the ability to complete a business combination with only a single operating business, which may have only a limited number of products or services. The resulting lack of diversification may:

•	result in our dependency upon the performance of a single or small number of operating businesses;

•	result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services; and

•	subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination.
      In this case, we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities that may have the resources to complete several business combinations in different industries or different areas of a single industry so as to diversify risks and offset losses. Further, the prospects for our success may be entirely dependent upon the future performance of the initial target business or businesses we acquire.

We will not generally be required to obtain a determination of the fair market value of a target business from an independent, unaffiliated third party.
      The initial target business or businesses with which we entered into a business combination must have a collective fair market value equal to at least 80% of our net assets at the time of such acquisition. The fair market value of such business generally will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. We will obtain an opinion from an unaffiliated, independent investment banking firm that is a member of the National Association of Securities Dealers, Inc. with respect to the satisfaction of the 80% requirement only if our board is not able to independently determine that the target businesses have a sufficient fair market value or if a conflict of interest exists with respect to such determination, such as the target business being affiliated with one or more of our officers or directors or with Ferris, Baker Watts, Inc. or SG Americas Securities, LLC and their respective affiliates. We will not be required to obtain an opinion from an investment banking firm as to the fair market value if our board of directors independently determines that the target business has sufficient fair market value or if no such conflict exists.

We have substantial discretion as to how to spend the proceeds in this offering which are outside of the trust.
      Our management has broad discretion as to how to spend the proceeds in this offering which are held outside of the trust account and may spend these proceeds in ways with which our stockholders may not agree. If we choose to invest some of the proceeds held outside of the trust account, we cannot predict that investment of the proceeds will yield a favorable return, if any.

Because of our limited resources and the significant competition for business combination opportunities, we may not be able to consummate an attractive business combination.
      We expect to encounter intense competition from other entities having a business objective similar to ours, including venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous potential target businesses that we could acquire with the net proceeds of this offering and the private placement, together with additional financing if available, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Further:

•	our obligation to seek stockholder approval of a business combination may delay the consummation of a transaction;

•	our obligation to convert into cash the shares of common stock in certain instances may reduce the resources available for a business combination; and

•	our outstanding warrants and the purchase option granted to Ferris, Baker Watts, Inc., and the future dilution they potentially represent, may not be viewed favorably by certain target businesses.

      In addition, because our business combination may entail the contemporaneous acquisition of several operating businesses and may be with different sellers, we will need to convince such sellers to agree that the purchase of their businesses is contingent upon the simultaneous closings of the other acquisitions.
      Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination.

Because there are numerous companies with a business plan similar to ours seeking to effectuate a business combination, it may be more difficult for us to do so.
      Since August 2003, based upon publicly available information, approximately 40 similarly structured blank check companies have completed initial public offerings. Of these companies, only four companies have consummated a business combination, while seven other companies have announced that they have entered into a definitive agreement for a business combination, but have not consummated such business combination. Accordingly, there are approximately 29 blank check companies with approximately $1.8 billion in trust that are seeking to carry out a business plan similar to our business plan. While, like us, some of those companies have specific industries that they must complete a business combination in, a number of them may consummate a business combination in any industry they choose. We may therefore be subject to competition from these and other companies seeking to consummate a business plan similar to ours, which will, as a result, increase demand for privately-held companies to combine with companies structured similarly to ours. Further, the fact that only two of such companies has completed a business combination and five of such companies have entered into a definitive agreement for a business combination may be an indication that there are only a limited number of attractive target businesses available to such entities or that many privately-held target businesses may not be inclined to enter into business combinations with publicly held blank check companies like us. We cannot assure you that we will be able to successfully compete for an attractive business combination. Additionally, because of this competition, we cannot assure you that we will be able to effectuate a business combination within the required time periods. If we are unable to find a suitable target business within such time periods, we will be forced to liquidate.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure or abandon a particular business combination.
      Although we believe that the net proceeds of this offering will be sufficient to allow us to consummate a business combination, in as much as we have not yet identified any prospective target businesses, we cannot ascertain the capital requirements for any particular business combination. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination or the depletion of the available net proceeds in search of target businesses, or because we become obligated to convert into cash a significant number of shares from dissenting stockholders, we will be required to seek additional financing through the issuance of equity or debt securities or other financing arrangements. We cannot assure you that such financing would be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to restructure or abandon that particular business combination and seek alternative target business candidates. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target businesses. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target businesses. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after a business combination.

Our existing stockholders, including our officers, directors and special advisors, control a substantial interest in us and thus may influence certain actions requiring stockholder vote.
      Upon consummation of our offering, our existing stockholders, including our officers, directors and special advisors, will collectively own approximately 21% of our issued and outstanding shares of common stock (including the purchase of 170,000 units in the private placement).

      In connection with the vote required for our initial business combination, all of our existing stockholders, including all of our officers, directors and special advisors, have agreed to vote the shares of common stock owned by them (whether purchased prior to, during or after the offering) in accordance with the majority of the shares of common stock voted by the public stockholders.
      Our board of directors is divided into three classes (Class A, Class B, and Class C), each of which will generally serve for a term of three years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office at least until the consummation of the business combination. If there is an annual meeting, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for election and our existing stockholders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our existing stockholders will continue to exert control at least until the consummation of a business combination. In addition, our existing stockholders and their affiliates and relatives are not prohibited from purchasing units in this offering or shares in the aftermarket, and they will have full voting rights with respect to any shares of common stock they may acquire, either through this offering or in subsequent market transactions. If they do, we cannot assure you that our existing stockholders will not have considerable influence upon the vote in connection with a business combination.

Our existing stockholders paid an aggregate of $25,000, or an average of approximately $.01 per share for their shares and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.
      The difference between the public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock after this offering and the private placement constitutes the dilution to you and the other investors in this offering. The fact that our existing stockholders acquired their shares of common stock at a nominal price has significantly contributed to this dilution. Assuming the offering and the private placement are completed, you and the other new investors will incur an immediate and substantial dilution of approximately 31% or $1.88 per share (the difference between the pro forma net tangible book value per share of $4.12 and the initial offering price of $6.00 per unit).

Our outstanding warrants may have an adverse effect on the market price of common stock and make it more difficult to effect a business combination.
      In connection with this offering and the private placement, as part of the units, we will be issuing warrants to purchase 20,000,000 shares of common stock (assuming no exercise of the underwriter’s over-allotment option). In addition, we have agreed to sell to Ferris, Baker Watts, Inc. an option to purchase up to a total of 500,000 units, which, if exercised, will result in the issuance of warrants to purchase an additional 1,000,000 shares of common stock. To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of substantial numbers of additional shares upon exercise of these warrants could make us a less attractive acquisition vehicle in the eyes of a target business as such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete the business combination. Accordingly, our warrants may make it more difficult to effectuate a business combination or increase the cost of a target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future public financing. If and to the extent these warrants are exercised, you may experience dilution to your holdings.

If our existing stockholders exercise their registration rights, it may have an adverse effect on the market price of our common stock and the existence of these rights may make it more difficult to effect a business combination.
      Our existing stockholders are entitled to demand that we register the resale of the 2,500,000 shares of common stock they acquired prior to this offering and the private placement in certain circumstances. Furthermore, they are entitled to demand the registration of the securities underlying the 170,000 units they are purchasing in the private placement at any time after we announce that we have entered a letter of intent, an agreement in principle or a definitive agreement in connection with a business combination. If our existing stockholders exercise their registration rights with respect to all of their shares of common stock, then there will be an additional 2,670,000 shares of common stock eligible for trading in the public market. The presence of this additional number of shares of common stock eligible for trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to effect a business combination or increase the cost of a target business, as the stockholders of a particular target business may be discouraged from entering into a business combination with us or will request a higher price for their securities as a result of these registration rights and the potential future effect their exercise may have on the trading market for our common stock.

The American Stock Exchange may delist our securities from quotation on its exchange which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.
      Our securities will be listed on the American Stock Exchange, a national securities exchange, upon consummation of this offering. We cannot assure you that our securities will continue to be listed on the American Stock Exchange in the future prior to a business combination. Additionally, in connection with our business combination, it is likely that the American Stock Exchange may require us to file a new initial listing application and meet its initial listing requirements as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time.
      If the American Stock Exchange delists our securities from trading on its exchange, we could face significant material adverse consequences including:

•	a limited availability of market quotations for our securities;

•	a determination that our common stock is a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules and possibly resulting in a reduced level of trading activity in the secondary trading market for our common stock;

•	a limited amount of news and analyst coverage for our company; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

There is currently no market for our securities and a market for our securities may not develop, which could adversely affect the liquidity and price of our securities.
      There is no market for our securities. Therefore, stockholders should be aware that they cannot benefit from information about prior market history as to their decisions to invest which means they are at further risk if they invest. In addition, the price of the securities, after the offering, can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports.
      Furthermore, an active trading market for our securities may never develop or, if developed, it may not be maintained. Investors may be unable to sell their securities unless a market can be established or maintained.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.
      If we are deemed to be an investment company under the Investment Company Act of 1940, as amended, our activities may be restricted, including:

•	restrictions on the nature of our investments; and

•	restrictions on the issuance of securities, each of which may make it difficult for us to complete a business combination.

      In addition, we may have imposed upon us burdensome requirements, including:

•	registration as an investment company;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.
      We do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940. To this end, the proceeds held in trust may only be invested by the trust agent in “government securities” with specific maturity dates. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act of 1940. If we were deemed to be subject to the act, compliance with these additional regulatory burdens would require additional expense that we have not allotted for.

Because we may be deemed to have no “independent” directors, actions taken and expenses incurred by our officers and directors on our behalf will generally not be subject to “independent” review.
      Each of our directors owns shares of our common stock and, although no salary or other compensation will be paid to them for services rendered prior to or in connection with a business combination, they may receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Because none of our directors may be deemed “independent,” we will generally not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. Although we believe that all actions taken by our directors on our behalf will be in our best interests, we cannot assure you that this will be the case. If actions are taken, or expenses are incurred that are not in our best interests, it could have a material adverse effect on our business and operations and the price of our stock held by the public stockholders.
Risks associated with companies with primary operations in India

Political, economic, social and other factors in India may adversely affect our ability to achieve our business objective which is to acquire one or more operating businesses with primary operations in India.
      Our ability to achieve our business objective may be adversely affected by political, economic, social and religious factors, changes in Indian law or regulations and the status of India’s relations with other countries. In addition, the economy of India may differ favorably or unfavorably from the U.S. economy in such respects as the rate of growth of gross domestic product, the rate of inflation, capital reinvestment, resource self-sufficiency and balance of payments position. According to the World Factbook published by the United States Central Intelligence Agency, the Indian government has exercised and continues to exercise significant influence over many aspects of the economy, and privatization of government-owned industries proceeds at a slow pace. Accordingly, Indian government actions in the future could have a significant effect on the Indian economy, which could have a material adverse affect on our ability to achieve our business objective.
      According to Mega Ace Consultancy, an India-based think tank studying the Indian economy, since mid-1991, the Indian government has committed itself to implementing an economic structural reform program with the objective of liberalizing India’s exchange and trade policies, reducing the fiscal deficit, controlling inflation, promoting a sound monetary policy, reforming the financial sector, and placing greater reliance on market mechanisms to direct economic activity. According to Mega Ace, a significant component of the program is the promotion of foreign investment in key areas of the economy and the further development of, and the relaxation of restrictions in, the private sector. These policies have been coupled with the express intention to redirect the government’s central planning function away from the allocation of resources and toward the issuance of indicative guidelines. While the government’s policies have resulted in improved economic performance, there can be no assurance that the economic recovery will be sustained. Moreover, there can be no assurance that these economic reforms will persist, and that any newly elected government will continue the program of economic liberalization of previous governments. Any change may adversely affect Indian laws and policies with respect to foreign investment and currency exchange. Such changes in economic policies could negatively affect the general business and economic conditions in India, which could in turn affect us and our ability to achieve our business objective.
      According to the World Factbook, religious and border disputes persist in India and remain pressing problems. For example, India has from time to time experienced civil unrest and hostilities with neighboring countries such as Pakistan. The longstanding dispute with Pakistan over the border Indian state of Jammu and Kashmir, a majority of whose population is Muslim, remains unresolved. If the Indian government is unable to control the violence and disruption associated with these tensions, the results could destabilize the economy and, consequently, adversely affect us and our ability to achieve our business objective.
      Since early 2003, there have also been military hostilities and civil unrest in Afghanistan, Iraq and other Asian countries. These events could adversely influence the Indian economy and, as a result, negatively affect us and our ability to achieve our business objective.

India has different corporate disclosure, governance and regulatory requirements than those in the United States which may make it more difficult or complex to consummate a business combination.
      Companies in India are subject to accounting, auditing, regulatory and financial standards and requirements that differ, in some cases significantly, from those applicable to public companies in the United States, which may make it more difficult or complex to consummate a business combination. In particular, the assets and profits appearing on the financial statements of an Indian company may not reflect its financial position or results of operations in the way they would be reflected had such financial statements been prepared in accordance with GAAP. There is substantially less publicly available information about Indian companies than there is about United States companies. Moreover, companies in India are not subject to the same degree of regulation as are United States companies with respect to such matters as insider trading rules, tender offer regulation, shareholder proxy requirements and the timely disclosure of information.
      Legal principles relating to corporate affairs and the validity of corporate procedures, directors’ fiduciary duties and liabilities and shareholders’ rights for Indian corporations may differ from those that may apply in the U.S., which may make the consummation of a business combination with an Indian company more difficult. We therefore may have more difficulty in achieving our business objective.

Foreign currency fluctuations could adversely affect our ability to achieve our business objective.
      Because our business objective is to acquire one or more operating businesses with primary operations in India, changes in the U.S. dollar – Indian rupee exchange rate may affect our ability to achieve such objective. The exchange rate between the Indian rupee and the U.S. dollar has changed substantially in the last two decades and may fluctuate substantially in the future. If the U.S. dollar declines in value against the Indian rupee, any business combination will be more expensive and therefore more difficult to complete. Furthermore, we may incur costs in connection with conversions between U.S. dollars and Indian rupees, which may make it more difficult to consummate a business combination.

Exchange controls that exist in India may limit our ability to utilize our cash flow effectively following a business combination.
      Following a business combination, we will be subject to India’s rules and regulations on currency conversion. In India, the Foreign Exchange Regulation Act or FERA, regulates the conversion of the Indian rupee into foreign currencies. FERA provisions previously imposed restrictions on locally incorporated companies with foreign equity holdings in excess of 40% known as FERA companies. Following a business combination, we will likely be a FERA company as a result of our ownership structure. However, comprehensive amendments have been made to FERA to add strength to the liberalizations announced in their recent economic policies. Such companies are now permitted to operate in India without any special restrictions, effectively placing them on par with wholly Indian owned companies. In addition, foreign exchange controls have been substantially relaxed. Notwithstanding, the Indian foreign exchange market is not yet fully developed and we cannot assure you that the Indian authorities will not revert back to regulating FERA companies and impose new restrictions on the convertibility of the Rupee. Any future restrictions on currency exchanges may limit our ability to use our cash flow for the distribution of dividends to our shareholders or to fund operations we may have outside of India.

Returns on investment in Indian companies may be decreased by withholding and other taxes.
      Our investments in India will incur tax risk unique to investment in India and in developing economies in general. Income that might otherwise not be subject to withholding of local income tax under normal international conventions may be subject to withholding of Indian income tax. This is especially true in the area of supply of technology and management support services to Indian companies which may be an area of interest to us. Under treaties with India and under local Indian income tax law income is generally sourced in India and subject to Indian tax if paid from India. This is true whether or not the services or the earning of the income would normally be considered as from sources outside India in other contexts. Additionally, proof of payment of withholding taxes may be required as part of the remittance procedure. Any withholding taxes paid by us on income from our investments in India may or may not be creditable on our income tax returns.
      We intend to avail ourselves of income tax treaties with India to seek to minimize any Indian withholding tax or local tax otherwise imposed. However, there is no assurance that the Indian tax authorities will recognize application of such treaties to achieve a minimization of Indian tax. We may also elect to create foreign subsidiaries to effect the business combinations to attempt to limit the potential tax consequences of a business combination.

Certain sectors of the Indian economy are subject to government regulations that limit foreign ownership, which may adversely affect our ability to achieve our business objective which is to acquire one or more operating businesses with primary operations in India.
      The Indian government prohibits investments in certain sectors and limits the ownership in certain other sectors. We intend to avoid sectors in which foreign investment is disallowed. This could limit the possible number of acquisitions that are available for investment. The Indian government also regulates investments in certain other sectors (e.g. banking) by increasing the amount of ownership over time. The management team will evaluate the risk associated with investments in sectors in which ownership is restricted. However, there can be no guarantee that management will be correct in its assessment of political and policy risk associated with investments in general and in particular in sectors that are regulated by the Indian government. Any changes in policy could have an adverse impact on our ability to achieve our business objective which is to acquire one or more operating businesses with primary operations in India.
      If the relevant Indian authorities find us or the target business with which we ultimately complete a business combination to be in violation of any existing or future Indian laws or regulations, they would have broad discretion in dealing with such a violation, including, without limitation:

•	Levying fines;

•	Revoking our business and other licenses; and

•	Requiring that we restructure our ownership or operations.

The requirement that Indian companies provide accounting statements that are in compliance with U.S. Generally Accepted Accounting Principles (GAAP) may limit the potential number of acquisition targets.
      To meet the requirements of the United States Federal securities laws, in order to seek stockholder approval of a business combination, a proposed target business will be required to have certain financial statements which are prepared in accordance with, or which can be reconciled to GAAP and audited in accordance with U.S. Generally Accepted Auditing Standards (GAAS). GAAP and GAAS compliance may limit the potential number of acquisition targets.

If political relations between the U.S. and India weaken, it could make a target business’ operations less attractive.
      The relationship between the United States and India may deteriorate over time. Changes in political conditions in India and changes in the state of Indian-U.S. relations are difficult to predict and could adversely affect our future operations or cause potential target businesses to become less attractive. This could lead to a decline in our profitability. Any weakening of relations with India could have a material adverse effect on our operations after a successful completion of a business combination.

Because the Indian judiciary will determine the scope and enforcement under Indian law of almost all of our target business’ material agreements, we may be unable to enforce our rights inside and outside of India.
      Indian law will govern almost all of our target business’ material agreements, some of which may be with Indian governmental agencies. We cannot assure you that the target business or businesses will be able to enforce any of their material agreements or that remedies will be available outside of India. The inability to enforce or obtain a remedy under any of our future agreements may have a material adverse impact on our future operations.

FORWARD-LOOKING STATEMENTS
      This prospectus contains forward-looking statements, including, among others, (a) our expectations about possible business combinations, (b) our growth strategies, (c) our future financing plans, and (d) our anticipated needs for working capital. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “should,” “expect,” “anticipate,” “approximate,” “estimate,” “believe,” “intend,” “plan,” or “project,” or the negative of these words or other variations on these words or comparable terminology. This information may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements. These statements may be found in this prospectus. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this prospectus generally. In light of these risks and uncertainties, the events anticipated in the forward-looking statements may or may not occur. These statements are based on current expectations and speak only as of the date of such statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise.
      The information contained in this prospectus identifies important factors that could adversely affect actual results and performance. Prospective investors are urged to carefully consider such factors.
      All forward-looking statements attributable to us are expressly qualified in their entirety by the foregoing cautionary statements.

USE OF PROCEEDS
      We estimate that the net proceeds of this offering will be set forth in the following table:

	Without Over-	With Over-
	Allotment Option	Allotment Option

Gross proceeds(1)
Offering	$58,980,000	$67,827,000
Private placement	1,020,000	1,020,000

Total	60,000,000	68,847,000
Offering expenses(2)
Underwriting discount (5% of offering)(3)	2,949,000	3,391,350
Underwriting non-accountable expense allowance (3% of offering without the over-allotment option)(3)	1,769,400	1,769,400
Legal fees and expenses (including blue sky services and expenses)	515,000	515,000
Miscellaneous expenses	45,432	45,432
Printing and engraving expenses	120,000	120,000
Accounting fees and expenses	50,000	50,000
SEC registration fee	45,668	45,668
NASD registration fee	39,300	39,300

Net proceeds	54,466,200	62,870,850
Contributions to escrow from founders loans and deferred payments(7)	975,000	975,000

Held in trust (8)	$55,441,200	$63,845,850

Working capital — funded from interest earned on amount held in trust(7)
Legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiation of a business combination(4)	300,000	414,000
Due diligence of prospective target businesses(4)	185,000	185,000
Legal and accounting fees relating to SEC reporting obligations	115,000	250,000
Administrative fees relating to office space ($4,000 per month for 24 months)	96,000	96,000
Working capital to cover travel, miscellaneous expenses, (including potential deposits, down payments or funding of a “no-shop” provision with respect to a prospective business combination) D&O insurance and reserves	184,000	230,000
Repayment of loans from founders and deferred payments(7)	975,000	975,000

Total(6)(7)	$1,855,000	$2,150,000

(1)	Excludes the payment of $100 from Ferris, Baker Watts, Inc. for its purchase option, proceeds from the sale of units under the purchase option and proceeds from the exercise of any warrants.
(2)	A portion of the offering expenses have been paid from the funds we received from Mr. Mukunda as described below. These funds will be repaid out of the proceeds of this offering not being placed in trust upon consummation of this offering.
(3)	Ferris, Baker Watts, Inc. has agreed to deposit the non-accountable expense allowance ($0.18 per Unit) into the trust account until the earlier of the completion of a business combination or the liquidation of the trust account. They have further agreed to forfeit any rights to or claims against such proceeds unless we successfully complete a business combination.

(4)	The $300,000 ($414,000 if the over-allotment option is exercised in full) is expected to be paid to legal, accounting and other outside professionals to conduct due diligence once a potential target for a business combination is identified and to assist in negotiating and structuring the ultimate business transaction. The $185,000 represents costs expected to be incurred by the Company and its officers, directors and employees in identifying and reviewing potential targets for business combinations.

(6)	Excludes a financial advisory fee payable to Ferris, Baker Watts, Inc. equal to two percent (2%) of the consideration of any business combination by us up to a maximum fee of $1,500,000, a portion of which shall be allocated to SG Americas Securities, LLC.

(7)	The working capital of up to $1,855,000 ($2,150,000 if the over-allotment option is exercised in full) will be funded from the interest earned from monies in escrow. At closing the founders will loan the company $720,000 and extend the pre-IPO loans of $150,000, for an aggregate amount of $870,000 which will be deposited in the trust account. Certain vendors have agreed to defer an aggregate of $105,000 of expenses. These will be repaid from the interest earned from the funds held in trust. The loans will be repaid with 4% interest from the interest earned from the funds held in trust. The loans and the vendor deferrals will not have any access or rights against the principal in escrow.

(8)	Excludes $1,769,400 which represents the underwriters’ non-accountable expense allowance and which is further described in footnote 3.

     We intend to use the proceeds from the sale of the units to acquire one or more operating businesses with primary operations in India.
      $55,441,200, or $63,845,850 if the underwriters’ over-allotment option is exercised in full, of net proceeds of this offering and the private placement will be placed in a trust account at United Bank maintained by Continental Stock Transfer & Trust Company acting as trustee. Additionally, $1,769,400 of the proceeds attributable to the underwriters’ non-accountable expense allowance will be deposited in the trust account. The proceeds will not be released from the trust account until the earlier of the completion of a business combination or our liquidation. The proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we ultimately complete a business combination. Any amounts not paid as consideration to the sellers of the target business may be used to finance operations of the target businesses, other than amounts held in trust or paid to Ferris, Baker Watts, Inc. for its services as representative of the underwriters as financial advisor (including the $1,500,000 maximum financial advisory fee described above), amounts paid for finders’ or professional fees or amounts paid for any fees or costs incurred in connection with any debt or equity financing made in connection with the business combination. The Company does not currently have any agreement with any party with respect to the payment of finders’ or professional fees. If the Company agrees to pay such fees in the future, such fees shall be negotiated on an arms-length basis. While it is difficult to determine what the specific operating expenses of a target business may entail, we expect that they may include some or all of the following: capital expenditures, expenditures for future projects, general ongoing expenses including supplies and payroll, expanding markets and strategic acquisitions or alliances.
      We have agreed to pay Integrated Global Networks, LLC or IGN, LLC, an affiliate of Mr. Mukunda, a monthly fee of $4,000 for general and administrative services including office space, utilities and secretarial support. This arrangement is for our benefit and is not intended to provide Mr. Mukunda, the Chief Executive Officer of IGN, LLC and our Chairman, Chief Executive Officer and President, with compensation in lieu of salary. We believe, based on rents and fees for similar services in the Washington, DC metropolitan area, that the fee charged by IGN, LLC is at least as favorable as we could have obtained from an unaffiliated third party. However, because our directors may not be deemed “independent”, we did not have the benefit of disinterested directors approving the transaction.
      We intend to use the working capital (approximately $1,855,000) ($2,150,000 if the underwriters exercise their over-allotment option in full) for repayment of founders loans, deferred expenses, director and officer liability insurance premiums, with the balance being held in reserve for other expenses such as, travel to India, due diligence, legal, accounting, and other expenses of structuring and negotiating business combinations, and deposits, down payments and/or funding of a “no shop” provision in connection with a business combination as well as for reimbursement of any out-of-pocket expenses incurred by our existing stockholders in connection with activities on our behalf as described below. We believe that the working capital will be sufficient to cover the foregoing expenses and reimbursement costs.
      We may not use all of the proceeds in the trust in connection with a business combination, either because the consideration for the business combination is less than the proceeds in trust or because we financed a portion of the consideration with our capital stock or debt securities. In that event, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance the operations of the target businesses, which may include subsequent acquisitions.
      Mr. Mukunda has loaned a total of $100,000 to us for the payment of offering expenses. Dr. Krishna has loaned a total of $50,000 to us for the payment of offering expenses. Upon the consummation of this offering, the founders will loan an additional $720,000 to us which will be deposited in the trust account. Each loan bears interest at a rate of 4% per year and will be payable on the earlier of the first anniversary of the consummation of this offering or the consummation of a business combination. Prior to the release of the escrowed funds to us each loan will be solely repaid out of the interest earned on the escrowed funds, provided that we will not be required to make any payments from such interest until we have withdrawn an aggregate of $1,855,000 ($2,150,000 if the underwriters exercise their over-allotment option in full) from such interest for working capital purposes.
      The net proceeds of this offering (including that portion of the proceeds attributable to the underwriters’ discount and non-accountable expense allowance held in the trust account) that are not immediately required for the purposes set forth above will be invested only in United States “government securities,” defined as any Treasury Bill issued by the United States having a maturity of 180 days or less so that we are not deemed to be an investment company under the Investment Company Act of 1940. The interest income derived from investment of the net proceeds not held in trust during this period will be used to defray our general and administrative expenses, as well as costs relating to compliance with securities laws and regulations, including associated professional fees, until a business combination is completed.
      We believe that, upon consummation of this offering, we will have sufficient available funds to operate for at least the next 24 months, assuming that a business combination is not consummated during that time.
      We intend to allocate $185,000 of the interest paid on the trust proceeds for expenses incurred in examining and evaluating prospective target businesses. Mr. Mukunda will supervise this process and we expect that he will devote substantially all of his time to our business once we have signed a term sheet with a target business. We anticipate that Mr. Mukunda will be assisted in his efforts by the officers and advisors of the Company, together with the Company’s outside attorneys, accountants and other representatives. Other than IGN, LLC, we will not pay compensation of any kind (including finder’s and consulting fees) to the Company’s directors, officers, employees, stockholders or special advisors or their respective affiliates for services rendered to us prior to or in connection with the consummation of the business combination. However, our existing stockholders will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. Since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination. However, other than the agreement with IGN, LLC described above, there are no current agreements or understandings with any of our existing stockholders or any of their respective affiliates with respect to the payment of compensation of any kind subsequent to a business combination. These reimbursements may be paid from the $185,000 allocated for due diligence.
      A public stockholder will be entitled to receive funds from the trust account (including interest earned on his, her or its portion of the trust account) only in the event of our liquidation upon our failure to complete a business combination or if that public stockholder were to seek to convert such shares into cash in connection with a business combination which the public stockholder voted against and which we actually consummate. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.
      Upon the consummation of a business combination, the underwriters will be entitled to receive that portion of the proceeds attributable to the underwriters’ discount and non-accountable expense allowance held in trust and any accrued interest thereon. In the event that we are unable to consummate a business combination and the trustee is forced to liquidate the trust account, the underwriters have agreed to the following: (i) forfeit any rights or claims to such proceeds and any accrued interest thereon; and (ii) that the proceeds attributable to the underwriters’ discount and non-accountable expense allowance will be distributed on a pro-rata basis among the public shareholders along with any accrued interest thereon.

CAPITALIZATION
      The following table sets forth our capitalization at December 31, 2005 and as adjusted to give effect to the sale of our units and the application of the estimated net proceeds derived from the sale of our units:

	December 31, 2005

	Actual	As Adjusted(1)

Notes payable to stockholders	$150,000	$870,000

Common Stock, $.0001 par value — 0 — and 1,965,017 shares which are subject to possible conversion, shares at conversion value	—	11,082,696

Stockholders’ equity
Preferred stock, $.0001 par value, 1,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $.0001 par value, 75,000,000 shares authorized; 2,437,500 shares issued and outstanding, 12,437,500 shares issued and outstanding (including 1,965,017 shares which are subject to possible conversion), as adjusted	244	1,244
Additional paid-in capital	24,756	43,407,260
Deficit accumulated during the development stage	(30,519)	(30,519)

Total stockholders’ equity	(5,519)	43,377,985

Total capitalization	$144,481	$55,330,681

(1)	Assumes full payment of the underwriters’ discount and expense allowance.
      If we consummate a business combination, the conversion rights afforded to our public stockholders may result in the conversion into cash of up to approximately 19.99% of the aggregate number of shares sold in this offering at a per-share conversion price equal to the amount in the trust account, inclusive of any applicable net interest income thereon, as of the record date for determination of stockholders entitled to vote on a proposed business combination, divided by the number of shares sold in this offering.

DILUTION
      The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock that may be converted into cash), by the number of outstanding shares of our common stock.
      At December 31, 2005, our net tangible book value was a deficiency of approximately $762,218, or approximately $(0.31) per share of common stock. After giving effect to the sale of 10,000,000 shares of common stock included in the units sold in this offering and the private placement (but excluding shares underlying the warrants included in the units), and the deduction of underwriting discounts and estimated expenses of this offering, our pro forma net tangible book value (as decreased by the value of 1,965,017 shares of common stock which may be converted into cash) as of December 31, 2005 would have been approximately $43,377,985 or approximately $4.12 per share, representing an immediate increase in net tangible book value of $4.43 per share to the existing stockholders and an immediate dilution of $1.88 per share or approximately 31% to new investors not exercising their conversion rights.
      The following table illustrates, the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units:

Public offering price		$6.00
Net tangible book value before this offering	$(.31)
Increase attributable to new investors	4.43

Pro forma net tangible book value after this offering		4.12

Dilution to new investors		$1.88

      Our pro forma net tangible book value after this offering has been reduced by approximately $11,082,696 because if we effect a business combination, the conversion rights to the public stockholders may result in the conversion into cash of up to approximately 19.99% of the aggregate number of the shares sold in this offering at a per-share conversion price equal to the amount in the trust account calculated as of the record date for determination of stockholders entitled to vote on a proposed business consummation, inclusive of any interest, divided by the number of shares sold in this offering.
      The following table sets forth information with respect to our existing stockholders prior to and after the private placement and the new investors:

	Shares Purchased		Total Consideration
					Average Price
	Number	Percentage	Amount	Percentage	per Share

Existing stockholders	2,500,000	20.00%	$25,000	.04%	$.01
Private placement	170,000	1.36%	$1,020,000	1.70%	6.00
New investors	9,830,000	78.64%	$58,980,000	98.26%	6.00

Total	12,500,000	100.00%	$60,025,000	100.00%

      Our pro forma net tangible book value after this offering and the private placement is calculated as follows:

Numerator:
Net tangible book value before this offering and the private placement	$(762,218)
Proceeds from this offering and the private placement	54,466,200
Offering costs excluded from net tangible book value before this offering and the private placement	756,699
Less: Proceeds held in trust subject to conversion to cash	(11,082,696)

$43,377,985

Denominator:
Shares of common stock outstanding prior to this offering and the private placement	2,500,000
Shares of common stock included in the units offered, including the private placement	10,000,000
Less: Shares subject to conversion (9,830,000 × 19.99%)	(1,965,017)

10,534,983

      The preceding calculations assume the payment in full of the underwriters discount and expense allowance and do not reflect $0.18 per share representing the underwriters’ non-accountable expense allowance which the underwriters have agreed to deposit into the trust account and to forfeit to pay redeeming stockholders.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
      We were formed on April 29, 2005, as a blank check company for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more businesses in an unspecified industry, with operations primarily in India. We do not have any specific merger, capital stock exchange, asset acquisition or other similar business combination under consideration and have not had any discussions, formal or otherwise, with respect to such a transaction. We intend to use cash derived from the proceeds of this offering, our capital stock, debt or a combination of cash, capital stock and debt, to effect a business combination.
      The issuance of additional capital stock, including upon conversion of any convertible debt securities we may issue, or the incurrence of debt could have material consequences on our business and financial condition. The issuance of additional shares of our capital stock (including upon conversion of convertible debt securities):

•	may significantly reduce the equity interest of our stockholders;

•	will likely cause a change in control if a substantial number of our shares of common stock or voting preferred stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and may also result in the resignation or removal of one or more of our present officers and directors;

•	may adversely affect the voting power or other rights of holders of our common stock if we issue preferred stock with dividend, liquidation, conversion or other rights superior to the common stock; and

•	may adversely affect prevailing market prices for our common stock, warrants or units.
Similarly, the incurrence of debt:

•	may lead to default and foreclosure on our assets if our operating revenues after a business combination are insufficient to pay our debt obligations;

•	may cause an acceleration of our obligations to repay the debt even if we make all principal and interest payments when due if we breach the covenants contained in the terms of the debt documents, such as covenants that require the maintenance of certain financial ratios or reserves, without a waiver or renegotiation of such covenants;

•	may create an obligation to immediately repay all principal and accrued interest, if any, upon demand to the extent any debt securities are payable on demand; and

•	may hinder our ability to obtain additional financing, if necessary, to the extent any debt securities contain covenants restricting our ability to obtain additional financing while such security is outstanding, or to the extent our existing leverage discourages other potential investors.
      To date, our efforts have been limited to organizational activities. We have neither engaged in any operations nor generated any revenues to date.
      We estimate that the net proceeds from the sale of the units in the offering and the private placement and the loans from founders and the deferred costs will be $55,441,200 (or $63,845,850 if the underwriters’ over-allotment is exercised in full), after deducting offering expenses of approximately $815,400 and underwriting discounts of approximately $4,718,400 (or $5,160,750 if the underwriters’ over-allotment option is exercised in full), including $1,769,400 evidencing the underwriters’ non-accountable expense allowance of 3% of the gross proceeds. All of this amount will be held in trust. Additionally, $1,769,400 or of the proceeds attributable to the underwriters’ non-accountable expense allowance will be deposited in the trust account. We will use substantially all of the net proceeds of this offering to acquire one or more operating businesses, including identifying and evaluating prospective acquisition candidates, selecting one or more operating businesses, and structuring, negotiating and consummating the business combination. However, we may not use all of the proceeds in the trust in connection with a business combination, either because the consideration for the business combination is less than the proceeds in trust, because we finance a portion of the consideration with our capital stock or debt securities or because certain fees and expenses held in the trust account are due to Ferris, Baker Watts, Inc. In that event, other than the fees and expenses due to Ferris, Baker Watts, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance the operations of the target business or businesses.
      In the event that we consummate a business combination, the proceeds held in the trust account will be used for the following purposes:

•	Payment of the purchase price for the business combination;

•	Payment of the fees and costs due to Ferris, Baker Watts, Inc. as representative of the underwriters and financial advisor to the company;

•	Payment of any finder’s fees or professional fees and costs; and

•	Payment of any fees and costs the Company may incur in connection with any equity or debt financing relating to the business combination.

•	In addition, the Company will repay the outstanding balance of the aggregate $870,000 in loans made by Mr. Mukunda and Dr. Krishna to the Company and any deferred expenses.
      The Company does not currently have any agreement with any party with respect to the payment of finders’ or professional fees. If the Company agrees to pay such fees in the future, such fees shall be negotiated on an arms-length basis.
      We believe that, upon consummation of this offering, the funds available to us outside of the trust account will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. Over this time period, we anticipate making the following expenditures:

•	approximately $300,000 of expenses for legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiating of a business combination;

•	Approximately $185,000 of expenses for the due diligence and investigation of a target business;

•	approximately $115,000 of expenses in legal and accounting fees relating to our SEC reporting obligations;

•	approximately $96,000 of expenses in fees relating to our office space and certain general and administrative services; and

•	approximately $184,000 for travel, general working capital that will be used for miscellaneous expenses and reserves, including for director and officer liability insurance premiums, deposits, down payments and/or funding of a “no shop” provision in connection with a prospective business transaction and for international travel with respect to negotiating and finalizing a business combination.

      We do not believe we will need additional financing following this offering in order to meet the expenditures required for operating our business. However, we may need to obtain additional financing to the extent such financing is required to consummate a business combination, in which case we may issue additional securities or incur debt in connection with such business combination.
      As of May 2, 2005, Mr. Mukunda loaned a total of $100,000 to us for payment of offering expenses, as of September 15, 2005, Dr. Krishna loaned a total of $50,000 to us for payment of offering expenses. Upon the consummation of this offering, the founders will loan an additional $720,000 to us which will be deposited in the trust account. The loans bear interest at a rate of 4% per year and will be payable on the earlier of April 30, 2006 or the first anniversary of the consummation of this offering or the consummation of a business combination. Prior to the consummation of a business combination, the loans will be solely repaid out of the interest earned on the escrowed funds, provided that we will not be required to make any payments from such interest until we have withdrawn an aggregate of $1,855,000 ($2,150,000 if the underwriters exercise their over-allotment option in full) from such interest for working capital purposes.
      We have agreed to pay IGN, LLC, an affiliate of Mr. Mukunda, a monthly fee of $4,000 for general and administrative services including office space, utilities and secretarial support. This arrangement is for our benefit and is not intended to provide Mr. Mukunda, Chief Executive Officer of IGN, LLC and our Chairman, Chief Executive Officer and President, with compensation in lieu of salary. We believe, based on rents and fees for similar services in the Washington, DC metropolitan area, that the fee charged by IGN, LLC is at least as favorable as we could have obtained from an unaffiliated third party. However, because our directors may not be deemed “independent”, we did not have the benefit of disinterested directors approving the transaction.

PROPOSED BUSINESS
Introduction
      We are a recently organized Maryland blank check company formed on April 29, 2005 for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination or acquisition, one or more businesses with operations primarily in India. To date, our efforts have been limited to organizational activities.
      Country Focus: We intend to focus on finding opportunities with operations in India. We believe that India presents opportunities to acquire target businesses that have not previously been available because it has become one of the world’s largest democracies, and in recent years, has undergone significant deregulation of certain sectors of its economy. According to the 2001 World Factbook published by the U.S. Central Intelligence Agency, India’s economy, in terms of gross domestic product (GDP), the total value of goods and services produced in India, as measured by purchasing power parity (PPP), the relative value of a nation’s currency based on what the currency can buy in the country of origin, is the fourth largest in the world just behind Japan and ahead of Germany. The Indian economy is also currently transitioning from traditional farming and handicrafts to modern agriculture, modernized industries and services. Some basic facts relating to India as set forth in the 2001 World Factbook are:

•	India is the world’s second most populous country. The population of India is approximately 1.1 billion, with a total labor force of about 482 million (2004 estimate).

•	Inflation is approximately 4.2% (2004 estimate).

•	India’s exports are approximately $69.18 billion on a free on board basis (f.o.b.) (2004 estimate).

•	India’s top five export partners as of the end of 2003 are the following:

(1) United States (approximately 20.3%);

(2) China (approximately 6.3%);

(3) United Kingdom (approximately 5.2%);

(4) Hong Kong (approximately 4.7%); and

(5) Germany (approximately 4.3%).

•	India’s reserves of foreign exchange and gold are approximately $126 billion (2004 estimate).

•	The Indian currency is the rupee and over the past three years on average US $1.00 was equivalent to:

•	45.8692 Indian rupees in 2004,

•	46.5806 Indian rupees in 2003, and

•	48.6103 Indian rupees in 2002.
Determinate Factors for Acquisition Opportunities
      We believe that there is an opportunity to buy a business in India at an attractive valuation, which may lead to exceptional potential growth opportunity. There are two significant macro economic factors that we believe drive this opportunity:
      Rapidly Growing Economy:     According to the World Factbook, India has posted a growth rate of 6.8% since 1994 and has become the fourth largest economy in the world behind Japan in terms of PPP. However, the Japanese economy with a GDP of approximately $3.745 trillion is growing at a rate of approximately 2.9% compared to the Indian economy which is growing at a rate of approximately 6.2% and has a GDP of approximately $3.319 trillion. Below is a table illustrating GDP, as measured in terms of PPP, of the top eight economies and their growth rates.

	GDP as measured
	in terms of PPP	Growth rate
	(2004 estimate)	(2004 estimate)

U.S.	$11.75 trillion	4.4%
China	$7.262 trillion	9.1%
Japan	$3.745 trillion	2.9%
India	$3.319 trillion	6.2%
Germany	$2.362 trillion	1.7%
U.K.	$1.782 trillion	3.2%
France	$1.737 trillion	2.1%
Italy	$1.609 trillion	1.3%

Source: World Factbook published by the United States Central Intelligence Agency in 2004.
      A commitment to stability and economic reforms. According to Mega Ace Consultancy, an India-based think tank studying the Indian economy, since mid-1991, the Indian government has committed itself to implementing an economic structural reform program with the objective of liberalizing India’s exchange and trade policies, reducing the fiscal deficit, controlling inflation, promoting a sound monetary policy, reforming the financial sector, and placing greater reliance on market mechanisms to direct economic activity. Mega Ace’s principals include a former economic advisor to the Central Bank — Reserve Bank of India and a former CEO of the Bombay Stock Exchange. Mega Ace’s projects include serving as chief consultant to an agency looking to promote investment in France among Indian investors and serving as a south-Asian consultant to a project devoted to forming links between small and medium sized enterprises in the UK and Europe with companies based in South Asia. According to Mega Ace Consultancy, a significant component of the program is the promotion of foreign investment in key areas of the economy and the further development of, and the relaxation of restrictions in, the private sector. As a result, we believe the regulatory environment has become more favorable. There are already a number of industry sectors that have been deregulated, including, but not limited to, telecommunications, drug and pharmaceuticals, banking and insurance, airports and airlines and mining and petroleum whereby foreign investors may own and control Indian companies and profits may be reinvested in India or repatriated to the U.S. or to other foreign countries.
      We believe that there will be more investment opportunities at more attractive valuations with respect to companies that are not yet ready to access the Indian stock market. Given the requirement that the initial target businesses that we acquire must have a fair market value equal to at least 80% of our net assets, the amount of proceeds we receive from the offering will allow us to consider acquiring companies which have fair market values far below the fair market value generally required to support an initial public offering in the Indian capital markets.
Identification of Industry Sectors
      While we are not limited to the sectors outlined below, we believe that there are two broad areas: (1) Business Process Outsourcing and Information Technology and (2) Infrastructure, that are illustrative of the opportunities that we may consider. We believe that some industry sectors are fragmented and present a greater opportunity for a capitalized entity to consolidate a number of the best middle tier companies in India. Our strategy in each of these sectors (as well as others we may consider) is to identify potential “market sector leaders” which we think will grow at a substantially faster rate than the overall economy. The two broad illustrative areas are as follows:

Business Process Outsourcing and Information Technology: Business Process Outsourcing or BPO typically refers to the act of transferring business processes to an outside provider in order to achieve cost savings while improving service quality. BPO extends beyond typical information technology outsourcing. A BPO service provider may take on a specific corporate function like customer service and/or help desk, or more complex and knowledge-based functions, such as human resources, accounting and finance, research and development, and monitoring of networks. A BPO service provider may also assume the responsibility for re-engineering and introducing best practices into processes that are outsourced. In this way, BPO is fast emerging as not just a cost saving mechanism, but a powerful strategic management tool in achieving business objectives. We believe that India has a well educated, English speaking middle class and a low wage base that will allow the BPO and Information Technology businesses to continue to grow. Within the BPO and Information Technology sector, we believe there are several compelling industries to explore, including, but not limited to:

•	Knowledge-based and Other Back Office Outsourcing: As labor costs for information technology and similar professionals soar in the U.S. and technology facilitates communication between persons in disparate parts of the world, we believe that the benefits of out-sourcing knowledge-based and back office functions to countries such as India, will be increasingly utilized by businesses all over the world. We may consider sectors, such as software development, research and development, information technology, telecommunications outsourcing, financial services, and customer care.

•	Pharmaceutical and Health Services: As healthcare costs soar in the U.S., we believe that the benefits of outsourcing medical care, drug manufacturing or medical transcription to countries such as India, will be increasingly utilized in the healthcare industry and by consumers all over the world. For example, medical transcription (where medical dictation is converted by workers in India into print) is an area that has taken advantage of the lower labor rates in India and other countries. Other areas that are expected to benefit from outsourcing are generic drug manufacturing, drug trial testing, and telemedicine. For example, we might consider buying a middle tier generic drug manufacturer with a U.S. Federal Drug Administration approved manufacturing plant and combining it with a distributor in the U.S. to create a vertical generic drug manufacturing and distribution company.

Infrastructure: We believe that because of rapid economic growth there is a substantial demand for ongoing infrastructure improvements to support continued growth. We further believe that the rapid economic growth has created a growing middle class that has developed increasing buying power. As a result of these factors, we further believe there has been an increased growth opportunity for companies that develop and build infrastructure. Some middle tier infrastructure acquisition opportunities would include, among others, companies that build business complexes, residential housing and shopping complexes. We would also consider transportation companies, logistics companies or financial services companies operating within India as prospective middle tier infrastructure acquisition target businesses.
      While we may seek to effect a business combination with more than one target business, our initial business acquisition must be with one or more operating businesses whose fair market value, collectively, is at least equal to 80% of our net assets (excluding any fees and expenses held in the trust account for the benefit of Ferris, Baker Watts, Inc.) at the time of such acquisition. Consequently, if we cannot identify and acquire multiple operating businesses contemporaneously, we will need to identify and acquire a larger single operating business or a small number of similarly focused operating businesses.
      We do not have any specific merger, capital stock exchange, asset acquisition or other similar business combination under consideration and have not had any discussions, formal or otherwise, with respect to such a transaction.
Effecting a business combination
      General To date, we have not selected any target business for a business combination. Moreover, neither we nor any of our affiliates, agents or representatives has had any contact or discussions, directly or indirectly, with representatives of any other company regarding a potential business combination with such company nor have we, nor any of our affiliates, agents or representatives, been approached, directly or indirectly, by any potential candidates (or representatives of any potential candidates) with respect to such a transaction or by any unaffiliated party with respect to a potential candidate or a potential transaction with such a candidate. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable candidate for a proposed business combination with us other than Ferris, Baker Watts, Inc. and SG Americas Securities, LLC with whom we have entered into the advisory agreement described below.
      We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to use cash derived from the proceeds of this offering, our capital stock, debt or a combination of these to effect a business combination involving one or more operating businesses in India, in an unspecified industry. Although substantially all of the net proceeds of this offering are intended to be generally applied toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, prospective investors will invest in us without an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, one or more operating businesses that do not need substantial additional capital but desire to establish a public trading market for their shares, while avoiding what they may deem to be adverse consequences of undertaking a public offering itself. We believe these include certain time delays, significant expense, loss of voting control and compliance with various federal and state securities laws. In the alternative, a business combination may involve one or more companies that may be financially unstable or in their early stages of development or growth.
     We have not identified any target business
      To date, we have not selected any target businesses. Subject to the requirement that our initial business combination must be with one or more operating businesses that, collectively, have a fair market value of at least 80% of our net assets (excluding any fees and expenses held in the trust account for the benefit of Ferris, Baker Watts, Inc.) at the time of the acquisition, we will have limited, if any, restrictions on our ability to identify and select prospective acquisition candidates. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the particular industry in which we may ultimately operate or the target businesses with which we may ultimately complete a business combination. To the extent we effect a business combination with a financially unstable company or an entity in its early stage of development or growth, including entities without established records of sales or earnings; we may be affected by numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.
     Sources of target businesses
      We anticipate that acquisition candidates will be primarily derived from three possible sources: (1) the professional community, including, without limitation, investment bankers, attorneys and accountants, (2) quasi-governmental associations such as the International Finance Corporation, which is a member of the World Bank, and (3) the deregulation of industries by the government of India. In addition, we may receive acquisition candidates from other unaffiliated sources, including private equity and venture capital funds and public and private companies. Our officers, directors and special advisors and their affiliates may also bring to our attention acquisition candidates. In addition to contacting the sources described above for potential acquisition candidates, we expect that we may be contacted by unsolicited parties who become aware of our interest in prospective targets through press releases, word of mouth, media coverage and our website, should these outlets develop. We may pay a finder’s fee to any unaffiliated party that provides information regarding prospective targets to us. Any such fee would be conditioned on our consummating a business combination with the identified target. We anticipate that such fees, if any, like the Ferris, Baker Watts Inc. and SG Americas Securities, LLC fee described below, would be a percentage of the consideration associated with such business combination, with the percentage to be determined based on local market conditions at the time of such combination.

      We have also entered into a financial advisory agreement with Ferris, Baker Watts, Inc., the representative of the underwriters in this offering, and SG Americas Securities, LLC, one of the participating underwriters in this offering, whereby Ferris, Baker Watts, Inc. and SG Americas Securities, LLC will serve as our exclusive financial advisors in connection with a business combination for a period of two years from the effective date of this offering. Ferris, Baker Watts, Inc. and SG Americas Securities, LLC will perform certain advisory services for us, including without limitation, assisting us in determining an appropriate acquisition strategy and tactics, evaluating the consideration that may be offered to a target business, assisting us in the negotiation of the financial terms and conditions of a business combination and preparing a due diligence package regarding a business combination for our board of directors. The due diligence services to be provided by Ferris, Baker Watts, Inc. and SG Americas Securities, LLC will consist of gathering, preparing and organizing information to be considered by our board of directors, among other things, once a target for a business combination has been identified. Pursuant to the terms of this agreement, Ferris, Baker Watts, Inc., will be entitled to receive two percent (2%) of the consideration associated with any business combination by us, a portion of which shall be allocated to SG Americas Securities, LLC pursuant to a separate agreement between the parties. The fee will be capped at $1,500,000 and will be paid out of the trust proceeds only upon consummation of a suitable business combination. In addition to the foregoing fee, we have agreed to reimburse Ferris, Baker Watts, Inc. and SG Americas Securities, LLC, promptly, on a monthly basis, for all of the reasonable out-of-pocket expenses incurred by Ferris, Baker Watts, Inc. and SG Americas Securities, LLC, whether or not a business combination is consummated; provided, however, that such expenses in the aggregate will not exceed $25,000 without our prior consent.
      Other than our advisory agreement with Ferris, Baker Watts, Inc. and SG Americas Securities, LLC, we do not presently anticipate engaging the services of professional firms that specialize in business acquisitions on any formal basis. Notwithstanding the foregoing, we may engage these firms in the future, in which event we may pay a finder’s fee or other compensation. In no event, however, will we pay any of our existing officers, directors, stockholders or any entity with which they are affiliated (other than IGN, LLC) any finder’s fee or other compensation for services rendered to us prior to or in connection with the consummation of a business combination.
     Selection of target businesses and structuring of a business combination
      Mr. Mukunda will supervise the process of evaluating prospective target businesses, and we expect that he will devote substantially all of his time to our business once we have signed a term sheet with a target business. We anticipate that Mr. Mukunda will be assisted in his efforts by officers and advisors of the Company, together with the Company’s outside attorneys, accountants and other representatives. As described above, under their advisory agreement with us, Ferris, Baker Watts, Inc. and SG Americas Securities, LLC may also assist in this process, including the preparation of due diligence packages for management’s review.
      Subject to the requirement that our initial business combination must be with one or more operating businesses that, collectively, have a fair market value of at least 80% of our net assets (excluding any fees and expenses held in the trust account for the benefit of Ferris, Baker Watts, Inc.) at the time of such acquisition, our management will have limited, if any, restrictions on our ability to identify and select prospective target businesses. In evaluating prospective target businesses, our management will likely consider, among other factors, the following:

•	financial condition, results of operation and repatriation regulations;

•	growth potential both in India and growth potential outside of India;

•	capital requirements;

•	experience and skill of management and availability of additional personnel;

•	competitive position;

•	barriers to entry into the businesses’ industries;

•	potential for compliance with GAAP, SEC regulations, Sarbanes-Oxley requirements and capital requirements;

•	domestic and global competitive position and potential to compete in the U.S. and other markets;

•	position within a sector and barriers to entry;

•	stage of development of the products, processes or services;

•	degree of current or potential market acceptance of the products, processes or services;

•	proprietary features and degree of intellectual property or other protection of the products, processes or services;

•	regulatory environment of the industry and the Indian government’s policy towards the sector; and

•	costs associated with effecting the business combination.
      These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination with one or more operating businesses will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating prospective target businesses, we intend to conduct an extensive due diligence review that will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information that will be made available to us.
      We will endeavor to structure a business combination so as to achieve the most favorable tax treatment to the target businesses, their stockholders, as well as our own stockholders and us. We cannot assure you, however, that the Internal Revenue Service or appropriate state tax or foreign tax authority will agree with our tax treatment of the business combination.
      The time and costs required to select and evaluate target businesses and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of prospective target businesses with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination. However, other than IGN, LLC, we will not, and no other person or entity will, pay any finders or consulting fees to our existing directors, officers, stockholders or special advisors, or any of their respective affiliates, for services rendered to or in connection with a business combination. In addition, we will not make any other payment to them out of the proceeds of this offering (or the funds held in trust) other than reimbursement for any out-of-pocket expenses they incur in conducting due diligence, the payments to IGN, LLC for administrative services and the repayment of an aggregate of $870,000 in loans issued by Mr. Mukunda and Dr. Krishna to us.
     Fair market value of target businesses
      The initial target businesses that we acquire must have a fair market value equal to at least 80% of our net assets (excluding any fees and expenses held in the trust account for the benefit of Ferris, Baker Watts, Inc.) at the time of such acquisition, although we may acquire a target business whose fair market value significantly exceeds 80% of our net assets. To this end, we may seek to raise additional funds through the sale of our securities or through loan arrangements if additional funds are required to consummate such a business combination, although we have not engaged or retained, had any discussions with, or entered into any agreements with, any third party regarding any such potential financing transactions. If we were to seek additional funds, any such arrangement would only be consummated simultaneously with our consummation of a business combination. The fair market value of such businesses will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. If our board is not able to independently determine that the target businesses have a sufficient fair market value or if a conflict of interest exists with respect to such determination, including, but not limited to the fact that the target is affiliated with one or more of our officers or directors or with Ferris, Baker Watts Incorporated or SG Americas Securities, LLC and their respective affiliates, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the NASD with respect to the satisfaction of such criteria. However, we will not be required to obtain an opinion from an investment banking firm as to the fair market value if our board of directors independently determines that the target businesses have sufficient fair market value or if no such conflict exists.
     Possible lack of business diversification
      The net proceeds from this offering and the private placement will provide us with approximately $55,441,200 (subject to reduction resulting from shareholders electing to convert their shares into cash), which we may use to complete a business combination. While we may seek to effect a business combination with more than one target business, our initial business acquisition must be with one or more operating businesses whose fair market value, collectively, is at least equal to 80% of our net assets (excluding any fees and expenses held in the trust account for the benefit of Ferris, Baker Watts, Inc.) at the time of such acquisition. At the time of our initial business combination, we may not be able to acquire more than one target business because of various factors, including insufficient financing or the difficulties involved in consummating the contemporaneous acquisition of more than one operating company, including, but not limited to, the potential lack of resources to simultaneously conduct due diligence reviews and to negotiate acquisition terms with multiple targets; therefore, it is probable that we will have the ability to complete a business combination with only a single operating business, which may have only a limited number of products or services. The resulting lack of diversification may:

•	result in our dependency upon the performance of a single or small number of operating businesses;

•	result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services; and

•	subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination.
      In this case, we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities that may have the resources to complete several business combinations in different industries or different areas of a single industry so as to diversify risks and offset losses. Further, the prospects for our success may be entirely dependent upon the future performance of the initial target business or businesses we acquire.
      In addition, since our business combination may entail the contemporaneous acquisition of several operating businesses at the same time and may be with different sellers, we will need to convince such sellers to agree that the purchase of their businesses is contingent upon the simultaneous closings of the other acquisitions.
     Limited ability to evaluate the target business’ management
      Although we intend to closely scrutinize the management of prospective target businesses when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business’ management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company intending to embark on a program of business development. Furthermore, the future role of our officers, directors and special advisors, if any, in the target businesses cannot presently be stated with any certainty. While it is possible that one or more of our officers, directors and special advisors will remain associated with us in some capacity following a business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to a business combination. Moreover, we cannot assure you that our officers, directors and special advisors will have significant experience or knowledge relating to the operations of the particular target businesses acquired.

      Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target businesses. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.
     Opportunity for stockholder approval of business combination
      Prior to the completion of a business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law. In connection with seeking stockholder approval of a business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, which, among other matters, will include a description of the operations of the target business and certain required financial information regarding the business.
      In connection with the vote required for our initial business combination, all of our existing stockholders, including all of our officers, directors, and our special advisors, have agreed to vote the shares of common stock owned by them in accordance with the majority of the shares of common stock voted by the public stockholders other than our existing stockholders. Accordingly, they will not be entitled to exercise the conversion rights described below for public stockholders who vote against a business combination. We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 19.99% of the shares sold in this offering and the private placement exercise their conversion rights.
     Conversion rights
      At the time we seek stockholder approval of any business combination, we will offer each public stockholder the right to have such stockholder’s shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. The actual per-share conversion price will be equal to the amount in the trust account, inclusive of any interest (calculated as of the record date for determination of stockholders entitled to vote on a proposed business combination), divided by the number of shares sold in this offering. Without taking into account any interest earned on the trust account, the initial per-share conversion price would be approximately $5.82 (or approximately $.18 less than the per-unit offering price of $6.00).We will take steps to try to protect the assets held in trust from third party claims. However, to the extent that such claims are successfully made against the trust assets, they may reduce the per-share conversion price below approximately $5.82. An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination and the business combination is approved and completed. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. It is anticipated that the funds to be distributed to stockholders entitled to convert their shares who elect conversion will be distributed promptly after completion of a business combination. Public stockholders who convert their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units. We will not complete any business combination if public stockholders owning an aggregate of 20% or more of the shares sold in this offering exercise their conversion rights.
     Liquidation if no business combination
      If we do not complete a business combination within 18 months after the consummation of this offering, or within 24 months if the extension criteria described below have been satisfied, we will be dissolved and will distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest, plus any remaining net assets. Our existing stockholders have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination, but only with respect to those shares of common stock acquired by them prior to this offering and the 170,000 shares included in the unit they have agreed to purchase in the private placement; they will participate in any liquidation distribution with respect to any shares of common stock acquired in connection with or following this offering. Additionally, the underwriters have agreed to forfeit any rights to or claims against the proceeds held in the trust account which include their non-accountable expense allowance. There will be no distribution from the trust account with respect to our warrants.
      If we were to expend none of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share liquidation price would be approximately $5.82 or approximately $.18 less than the per-unit offering price of $6.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors that could be prior to the claims of our public stockholders. We cannot assure you that the actual per-share liquidation price will not be less than approximately $5.82, plus interest, due to claims of creditors. The officers and directors of the Company have agreed pursuant to an agreement with us and Ferris, Baker Watts, Inc. that, if we liquidate prior to the consummation of a business combination, they will be personally liable under certain circumstances to ensure that the proceeds of the trust account are not reduced by the claims of vendors or other entities that are owed money by us for services rendered or products sold to us in excess of the net proceeds of this offering not held in the trust account. We cannot assure you, however, that the officers and directors of the Company will be able to satisfy those obligations.
      If we enter into either a letter of intent, an agreement in principle or a definitive agreement to complete a business combination prior to the expiration of 18 months after the consummation of this offering, but are unable to complete the business combination within the 18-month period, then we will have an additional six months in which to complete the business combination contemplated by the letter of intent, agreement in principle or definitive agreement. If we are unable to do so by the expiration of the 24-month period from the consummation of this offering, we will then liquidate. The trustee of the trust account will immediately commence liquidating the investments constituting the trust account and will turn over the proceeds to our public stockholders.
Amended and Restated Articles of Incorporation
      Our amended and restated articles of incorporation set forth certain requirements and restrictions relating to this offering that shall apply to us until the consummation of a business combination. Specifically, our amended and restated articles of incorporation provides, among other things, that:

•	prior to the consummation of our initial business combination, we shall submit such business combination to our stockholders for approval;

•	we may consummate our initial business combination if: (i) approved by a majority of the shares of common stock voted by the public stockholders, and (ii) public stockholders owning less than 20% of the shares purchased by the public stockholders in this offering exercise their conversion rights;

•	if our initial business combination is approved and consummated, public stockholders who voted against the business combination and exercised their conversion rights will receive their pro rata share of the trust account;

•	if a business combination is not consummated or a letter of intent, an agreement in principle or a definitive agreement is not signed within the time periods specified in this prospectus, then we will be dissolved and distribute to all of our public stockholders their pro rata share of the trust account; and

•	we may not consummate any other merger, capital stock exchange, stock purchase, asset acquisition or similar transaction other than a business combination that meets the conditions specified in this prospectus, including the requirement that our initial business combination be with one or more operating businesses whose fair market value, either individually or collectively, is equal to at least 80% of our net assets at the time of such business combination.

      Our amended and restated articles of incorporation prohibit the amendment of the above-described provisions. However, the validity of provisions prohibiting amendment of the articles of incorporation under

Maryland law has not been settled. A court could conclude that the prohibition on amendment violates the stockholders’ implicit rights to amend the corporate charter. In that case, the above-described provisions would be amendable and any such amendment could reduce or eliminate the protection afforded to our stockholders. However, we view the foregoing provisions as obligations to our stockholders, and we will not take any actions to waive or amend any of these provisions.
Competition
      In identifying, evaluating and selecting target businesses, we may encounter intense competition from other entities having a business objective similar to ours. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of target businesses. Further:

•	our obligation to seek stockholder approval of a business combination or obtain the necessary financial statements to be included in the proxy materials to be sent to stockholders in connection with a proposed business combination may delay the completion of a transaction;

•	our obligation to convert into cash shares of common stock held by our public stockholders in certain instances may reduce the resources available to us for a business combination; and

•	our outstanding warrants and the purchase option granted to Ferris, Baker Watts, Inc., and the future dilution they potentially represent, may not be viewed favorably by certain target businesses.
      Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that our status as a public entity and potential access to the United States public equity markets may give us a competitive advantage over privately-held entities having a similar business objective as ours in acquiring a target business on favorable terms.
      If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target businesses. In particular, certain industries that experience rapid growth frequently attract an increasingly larger number of competitors, including competitors with increasingly greater financial, marketing, technical and other resources than the initial competitors in the industry. The degree of competition characterizing the industry of any prospective target business cannot presently be ascertained. We cannot assure you that, subsequent to a business combination, we will have the resources to compete effectively, especially to the extent that the target businesses are in high-growth industries.
Facilities
      We do not own any real estate or other physical properties materially important to our operation. Our headquarters are located at 4336 Montgomery Avenue, Bethesda, Maryland, 20814. The cost of this space is included in the $4,000 per month fee IGN, LLC charges us for general and administrative services pursuant to a letter agreement between us and IGN, LLC. We believe that our office facilities are suitable and adequate for our business as it is presently conducted.
Employees
      We currently have two executive officers, both of whom are members of our board of directors as well as five special advisors. We have two other part time employees. These individuals are not obligated to devote their full time to our matters and intend to devote only as much time as they deem necessary to our affairs, although we expect Mr. Mukunda to devote an average of approximately fifteen hours per week to our business, for each of Mr. Cherin and Dr. Krishna to devote an average of approximately ten hours per week to our business and for Mr. Mukunda to devote substantially all of his time to our business once we have signed a term sheet with a target business. We do not intend to have any full time employees prior to the consummation of a business combination.
Legal Proceedings
      We are not involved in nor a party to any material legal proceedings.
Periodic Reporting and Audited Financial Statements
      On or about the date on which the SEC declares effective the registration statement, we will register our units, common stock and warrants under the Securities Exchange Act of 1934, and thereafter will have reporting obligations thereunder, including the requirement that we file annual and quarterly reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, our annual reports will contain financial statements audited and reported on by our independent registered public accounting firm.
      We will not acquire a target business if audited financial statements based on United States generally accepted accounting principles cannot be obtained for the target business. Additionally, our management will provide stockholders with audited financial statements, prepared in accordance with generally accepted accounting principles, of the prospective businesses as part of the proxy solicitation materials sent to stockholders to assist them in assessing a business combination. Our management believes that the requirement of having available audited financial statements for the target businesses will not materially limit the pool of potential target businesses available for acquisition.
Comparison to offerings of blank check companies
      The following table compares and contrasts the terms of our offering and the terms of an offering by blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Escrow of offering proceeds	$57,210,600 of the proceeds of this offering and the private placement will be deposited into a trust account located at United Bank Inc., and maintained by Continental Stock Transfer & Trust Company acting as trustee. These proceeds consist of $55,441,200 from the net proceeds payable to us and $1,769,400 of the proceeds attributable to the underwriters’ non-accountable expense allowance.	$48,835,440 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker- dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.
Investment of offering proceeds	The $57,210,600 of the proceeds of this offering and the private placement held in trust will only be invested in U.S. “government securities,” defined as any Treasury Bill issued by the United States having a maturity of one hundred and eighty days or less.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Limitation on fair value or net assets of target business	The initial target businesses that we acquire must have a fair market value equal to at least 80% of our net assets (excluding any fees and expenses held in the trust account for the benefit of Ferris, Baker Watts, Inc.) at the time of such acquisition.	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.
Trading of securities issued	The units may commence trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin to trade separately on the 90th day after the date of this prospectus unless Ferris, Baker Watts, Inc. informs us of its decision to allow earlier separate trading, provided we have filed with the SEC a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Form 8-K.	No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.
Exercise of the warrants	The warrants cannot be exercised until the later of the completion of a business combination or one year from the date of this prospectus and, accordingly, will only be exercised after the trust account has been terminated and distributed.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Election to remain an investor	We will give our stockholders the opportunity to vote on the business combination. In connection with seeking stockholder approval, we will send each stockholder a proxy statement containing information required by the SEC. A stockholder following the procedures described in this prospectus is given the right to convert his or her shares into his or her pro rata share of the trust account. However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds.	A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post- effective amendment, to notify the company of their election to remain an investor. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.
Business combination deadline	A business combination must occur within 18 months after the consummation of this offering or within 24 months after the consummation of this offering if a letter of intent, agreement in principal or definitive agreement relating to a prospective business combination was entered into prior to the end of the 18-month period.	If an acquisition has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.
Release of funds	The proceeds held in the trust account will not be released until the earlier of the completion of a business combination or our liquidation upon our failure to effect a business combination within the allotted time.	The proceeds held in the escrow account would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

MANAGEMENT
Directors, Executive Officers and Special Advisors
      Our current directors, executive officers and special advisors are as follows:

Name	Age	Position

Dr. Ranga Krishna	42	Chairman of the Board
Ram Mukunda	47	Chief Executive Officer, President and Director
John Cherin	64	Chief Financial Officer, Treasurer and Director
Sudhakar Shenoy	58	Director
Suhail Nathani	40	Director
Larry Pressler	63	Special Advisor
P.G. Kakodkar	69	Special Advisor
Shakti Sinha	48	Special Advisor
Dr. Prabuddha Ganguli	56	Special Advisor
Dr. Anil K. Gupta	55	Special Advisor
      Dr. Ranga Krishna, has served as our Chairman of the Board since December 15, 2005. Dr. Krishna previously served as a Director from May 25, 2005 to December 15, 2005 and as our Special Advisor from April 29, 2005 through June 29, 2005. In September 1999, he co-founded Fastscribe, Inc., an Internet-based medical and legal transcription company with its operations in India and over 200 employees. He has served as a director of Fastscribe since September 1999. In February 2003, Dr. Krishna founded International Pharma Trials, Inc., a company with operations in India and over 150 employees which assists U.S. pharmaceutical companies performing Phase II clinical trials in India. He is currently the Chairman and CEO of that company. In April 2004, Dr. Krishna founded Global Medical Staffing Solutions, Inc., a company that recruits nurses and other medical professionals from India and places them in U.S. hospitals. Dr. Krishna is currently serving as the Chairman and CEO of that company. Dr. Krishna is a member of several organizations, including the American Academy of Neurology and the Medical Society of the State of New York. He is also a member of the Medical Arbitration panel for the New York State Worker’s Compensation Board. Dr. Krishna was trained at New York’s Mount Sinai Medical Center (1991-1994) and New York University (1994-1996).
      Mr. Ram Mukunda, has served as our Chief Executive Officer, President and a Director since our inception on April 29, 2005 and was Chairman of the Board from April 29, 2005 through December 15, 2005. Since September, 2004 Mr. Mukunda has served as Chief Executive Officer of Integrated Global Networks, LLC, a communications contractor in the U.S. Government space. From January, 1990 to May, 2004, Mr. Mukunda served as Founder, Chairman and Chief Executive Officer of Startec Global Communications, an international telecommunications carrier focused on providing voice over Internet protocol (VOIP) services into the emerging economies. Startec was among the first carriers to have a direct operating agreement with India for the provision of telecom services. Mr. Mukunda was responsible for the organization and structuring of the acquisition of a number of companies by Startec, for strategic investments in companies with India-based operations or which provided services to India-based companies and for integrating the acquired companies with Startec. Under Mr. Mukunda’s tenure at Startec, the company made an initial public offering of its equity securities in 1997 and conducted a public high-yield debt offering in 1998. Mr. Mukunda further was responsible for the restructuring of Startec after the company filed for protection under Chapter 11 in December 2001. Startec emerged from Chapter 11 in 2004. Ferris, Baker Watts, Inc., the representative of the underwriters for this offering, acted as the managing underwriter in connection with the initial public offering of Startec in 1997, and one of its executives is also a member of the board of directors of Startec.
      From June 1987 to January 1990, Mr. Mukunda served as Strategic Planning Advisor at INTELSAT, a provider of satellite capacity. Mr. Mukunda serves on the Board of Visitors at the University of Maryland, School of Engineering. Mr. Mukunda is the recipient of several awards, including the University of Maryland’s 2001 Distinguished Engineering Alumnus Award and the 1998 Ernst & Young, LLP’s Entrepreneur of the Year Award. He holds B.S. degrees in electrical engineering and mathematics and a masters degree in Engineering from the University of Maryland.

      Mr. John Cherin, has served as our Chief Financial Officer and Treasurer and Director since our inception on April 29, 2005. Since 1998, Mr. Cherin has acted as a consultant and the principal of various partnerships, such as Cherin Global Consulting LC, Cherin Group LLC, Dolphin LLC, Infinity Global LLC and Cruising Global Inc. From 1966 through 1998 he worked at Arthur Andersen, an independent registered public accounting firm. Mr. Cherin was admitted to the worldwide partnership in 1977. Mr. Cherin served as a Senior Partner from March, 1993 to June 1998. From October 1984 to March 1993 Mr. Cherin ran the Enterprise practice for the metropolitan Washington area. Prior to that, Mr. Cherin ran the entrepreneurial practice in South Florida from September, 1977 to October, 1984. Mr. Cherin holds a BA degree from Northeastern University in Boston.
      Sudhakar Shenoy, has served as our Director since May 25, 2005. Since January 1981, Mr. Shenoy has been the Founder, Chairman and CEO of Information Management Consulting, Inc., a business solutions and technology provider to the government, business, health and life science sectors. Mr. Shenoy is a member of the Non Resident Indian Advisory Group that advises the Prime Minister of India on strategies for attracting foreign direct investment. Mr. Shenoy was selected for the United States Presidential Trade and Development Mission to India in 1995. From 2002 to June 2005 he served as the chairman of the Northern Virginia Technology Council. Since 1998 Mr. Shenoy has served on the Board of Directors of Startec Global Communications, a telecommunication company of which Mr. Mukunda, our CEO, was Chairman and CEO. In 1970, Mr. Shenoy received a B. Tech (Hons.) in electrical engineering from the Indian Institute of Technology (IIIT). In 1971 and 1973 he received an M.S. in electrical engineering and an M.B.A. from the University of Connecticut Schools of Engineering and Business Administration, respectively.
      Suhail Nathani, has served as our Director since May 25, 2005. Since September, 2001 he has served as a partner at the Economics Laws Practice in India, which he co-founded. The 25-person firm focuses on consulting, general corporate law, tax regulations, foreign investments and issues relating to the World Trade Organization (WTO). From December 1998 to September 2001, Mr. Nathani was the Proprietor of the Strategic Law Group, also in India, where he practiced telecommunications law, general litigation and licensing. Mr. Nathani earned a LLM in 1991 from Duke University School of Law. In 1990 Mr. Nathani graduated from Cambridge University with a MA (Hons) in Law. In 1987 he graduated from Sydenham College of Commerce and Economics, Bombay India.
      Senator Larry Pressler, has served as our Special Advisor since February 3, 2006. Since leaving the U.S. Senate in 1997, Mr. Pressler has been a combination of businessman, lawyer, corporate board director and lecturer at universities. From March 2002 to present he has been a partner in the New York firm Brock Law Partners. Prior to that, March 1997 to March 2002, he was a law partner with O’Connor & Hannan.
      From 1979 to 1997, Mr. Pressler served as a member of the United States Senate. He served as the Chairman of the Senate Commerce Committee on Science and Transportation, and the Chairman of the Subcommittee on Telecommunications (1994 to 1997). From 1995 to 1997 he served as a Member of the Committee on Finance and from 1981 to 1995 on the Committee on Foreign Relations. From 1975 to 1979, Mr. Pressler served as a member of the United States House of Representatives. Among other bills, Senator Pressler authored the Telecommunications Act of 1996. As a member of the Senate Foreign Relations Committee, he authored the “Pressler Amendment” which became the parity for nuclear weapons in Asia from 1980 to 1996.
      In 2000, Senator Pressler accompanied President Clinton on a visit to India. He is a frequent traveler to India where he lectures at universities and business forums. He is a member of several boards of Indian and US companies including the board of directors for Infosys Technologies, Inc. (INFY). He serves on the board of directors for The Philadelphia Stock Exchange and Flight Safety Technologies, Inc. (FLST). From 2002 to 2005 he served on the board of advisors at ChrysCapital, a fund focused on investments in India. He was on the board of directors of Spectramind from its inception in 1999 until its sale to WIPRO, Ltd (WIT) in 2003.
      In 1971, Mr. Pressler earned a Juris Doctor from Harvard Law School and a Masters in Public Administration from the Kennedy School of Government at Harvard. From 1964 to 1965 he was a Rhodes Scholar at Oxford University, England where he earned a diploma in public administration. Mr. Pressler is a

Vietnam war veteran having served in the U.S. Army in Vietnam in 1967-68. He is an active member of the Veterans of Foreign Wars Association.
      P. G. Kakodkar, has served as our Special Advisor since February 3, 2006. Mr. Kakodkar serves on 13 boards of Indian companies, 11 of which are public in India. Since January of 2005 he has been a member of the board of directors of State Bank of India (SBI) Fund Management, Private Ltd. which runs one of the largest mutual funds in India. Mr. Kakodkar’s career spans 40 years at the State Bank of India. He served as its Chairman from October 1995 to March 1997. Prior to his Chairmanship he was the Managing Director of State Bank of India (SBI) Fund Management Private Ltd. which operates the SBI Mutual Fund.
      Mr. Kakodkar is on the boards of 13 companies. Since July 2005 he has served on the board of directors of the Multi Commodity Exchange of India. Since April 2000 he has been on the board of Mastek, Ltd, an Indian software house specializing in client server applications. In June 2001 he joined the board of Centrum Capital Ltd, a financial services company. Since March 2000 he has been on the board of Sesa Goa Ltd., the second largest mining company in India. In April 2000 he joined the board at Uttam Galva Steel and in April 1999 he joined the board of Goa Carbon Ltd a manufacturer-exporter of petcoke. Mr. Kakodkar received a BA from Karnataya University and an MA from Bombay University, in economics, in 1954 and 1956, respectively. Mr. Kakodkar currently is an advisor to Societe Generale, India, which is an affiliate of SG Americas Securities, LLC, one of the underwriters of this offering.
      Shakti Sinha, has served as our Special Advisor since May 25, 2005. Since July 2004, Mr. Sinha has been working as a Visiting Senior Fellow, on economic development, with the Government of Bihar, India. From January 2000 to June 2004 he was a Senior Advisor to the Executive Director on the Board of the World Bank. From March 1998 to November 1999 he was the Private Secretary to the Prime Minister of India. He was also the Chief of the Office of the Prime Minister. Prior to that he has held high level positions in the Government of India, including from January 1998 to March 1998 as a Board Member responsible for Administration in the Electricity Utility Board of Delhi. From January 1996 to January 1998 he was the Secretary to the Leader of the Opposition in the lower house of the Indian Parliament. From December 1995 to May 1996 he was a Director in the Ministry of Commerce. In 2002, Mr. Sinha earned a M.S. in International Commerce and Policy from the George Mason University, USA. In 1978 he earned a M.A. in History from the University of Delhi and in 1976 he earned a BA (Honors) in Economics from the University of Delhi.
      Dr. Prabuddha Ganguli has served as our Special Advisor since May 25, 2005. Since September 1996 Dr. Ganguli has been the CEO of Vision-IPR. The company offers management consulting on the protection of Intellectual Property Rights (IPR). His clients include companies in the Pharmaceutical, Chemical and Engineering industries. He is an adjunct professor of IPR at the Indian Institute of Technology, Bombay. Prior to 1996, from August 1991 to August 1996 he was the Head of Information Services and Patents at the Hindustan Lever Research Center. In 1986 he was elected as a fellow to the Maharastra Academy of Sciences. In 1966 he received the National Science Talent Scholarship (NSTS). In 1977 he was awarded the Alexander von Humboldt Foundation Fellow (Germany). He is Honorary Scientific Consultant to the Principal Scientific Adviser to the Government of India. He is a Member of the National Expert Group on Issues linked to Access to Biological materials vis-à-vis TRIPS and CBD Agreements constituted by the Indian Ministry of Commerce and Industry. He is also a Member of the Editorial Board of the IPR journal “World Patent Information” published by Elsevier Science Limited, UK. He is a Consultant to the World Intellectual Property Organization (WIPO), Geneva in IPR capability building training programs in various parts of the world. In 1976 Dr. Ganguli received a PhD from the Tata Institute of Fundamental Research, Bombay in chemical physics. In 1971 he received a M.Sc. in Chemistry from the Indian Institute of Technology (Kanpur) and in 1969 he earned a BS from the Institute of Science (Bombay University).
      Dr. Anil K. Gupta, has served as our Special Advisor since May 25, 2005. Dr. Gupta has been Chair of the Management & Organization Department, Ralph J. Tyser Professor of Strategy and Organization, and Research Director of the Dingman Center for Entrepreneurship at the Robert H. Smith School of Business, The University of Maryland at College Park since July 2003. Dr. Gupta earned a Bachelor of Technology from the Indian Institute of Technology in 1970, an MBA from the Indian Institute of Management in 1972, and a Doctor of Business Administration from the Harvard Business School in 1980.

      Dr. Gupta has served on the board of directors of NeoMagic Corporation (NMGC) since October 2000 and has previously served as a director of Omega Worldwide (OWWP) from October 1999 through August 2003 and Vitalink Pharmacy Services (VTK) from July 1992 through July 1999.
      Our board of directors is divided into three classes (Class A, Class B and Class C) with only one class of directors, being elected in each year and each class serving a three-year term. The term of office of the Class A directors, consisting of Mr. Nathani and Mr. Shenoy, will expire at our first annual meeting of stockholders. The term of office of the Class B directors, consisting of Mr. Cherin and Dr. Krishna, will expire at the second annual meeting of stockholders. The term of office of the Class C directors, consisting of Mr. Mukunda, will expire at the third annual meeting of stockholders.
      These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating its acquisition. None of these individuals has been a principal of or affiliated with a public company or blank check company that executed a business plan similar to our business plan and none of these individuals is currently affiliated with such an entity. However, we believe that the skills and expertise of these individuals, their collective access to acquisition opportunities and ideas, their contacts, and their transaction expertise should enable them to successfully identify and evaluate prospective acquisition candidates, select target businesses and structure, negotiate and consummate a business combination, although we cannot assure you that they will, in fact, be able to do so.
Committee of the Board of Directors
      Our Board of Directors has established an Audit Committee currently composed of two (2) independent directors, which reports to the Board of Directors. Messrs. Krishna and Shenoy, each of whom is an independent director under the American Stock Exchange’s listing standards, serve as members of our Audit Committee. In addition, our Board of Directors has determined that Mr. Shenoy is an “audit committee financial expert” as that term is defined under Item 401 of Regulation S-K of the Securities Exchange Act of 1934, as amended. The Audit Committee is responsible for meeting with our independent accountants regarding, among other issues, audits and adequacy of our accounting and control systems. We intend to locate and appoint at least one additional independent director to our audit committee within one year after the completion of the offering to increase the size of the Audit Committee to three (3) members.
      In addition, the Audit Committee will monitor compliance on a quarterly basis with the terms of this offering. If any noncompliance is identified, then the Audit Committee is charged with the responsibility to take immediately all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering.
Financial Experts on Audit Committee
      The audit committee will at all times be composed exclusively of “independent directors” who are “financially literate” as defined under the American Stock Exchange listing standards. The American Stock Exchange listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.
      In addition, we must certify to the American Stock Exchange that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The board of directors has determined that Mr. Shenoy satisfies the American Stock Exchange’s definition of financial sophistication and also qualifies as an “audit committee financial expert,” as defined under rules and regulations of the Securities and Exchange Commission.
Nomination to Board
      Prior to the formation of a nominating committee, a majority of independent directors shall select, or recommend to the full Board for selection, all nominees to the Board.

Code of conduct and ethics
      We have adopted a code of conduct and ethics applicable to our directors, officers and employees in accordance with applicable federal securities laws and the rules of the American Stock Exchange.
Executive Compensation
      Other than IGN, LLC, no executive officer or any affiliate of an executive officer has received any cash compensation for services rendered. We have agreed to pay IGN, LLC, an affiliate of Mr. Mukunda, a monthly fee of $4,000 for general and administrative services including office space, utilities and secretarial support. This arrangement is for our benefit and is not intended to provide Mr. Mukunda, Chief Executive Officer of IGN, LLC and our Chairman, Chief Executive Officer and President, with compensation in lieu of salary. We believe, based on rents and fees for similar services in the Washington, DC metropolitan area, that the fee charged by IGN, LLC is at least as favorable as we could have obtained from an unaffiliated third party. However, because our directors at the time we entered into the agreement with IGN, LLC may not be deemed “independent”, we did not have the benefit of disinterested directors approving the transaction.
      Other than the $4,000 fee paid to IGN, LLC, no compensation of any kind, including finder’s and consulting fees, will be paid to any of our existing stockholders, including our officers, directors and special advisors, or any of their respective affiliates, for services rendered prior to or in connection with a business combination. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. If all of our directors are not deemed “independent,” we will not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement.
      Prior to the formation of a compensation committee, a majority of independent directors shall determine, or recommend to the full Board for determination, the compensation to be paid to our executive officers, to the extent that our executive officers are entitled to receive compensation.
      Other than the agreement with IGN, LLC, there are no current agreements or understandings with any of our existing stockholders or any of their respective affiliates with respect to the payment of compensation of any kind subsequent to a business combination. However, there can be no assurance that such agreements may not be negotiated in connection with, or subsequent to, a business combination.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Prior Share Issuances
      On May 5, 2005, we issued 1,750,000 shares for an aggregate consideration of $17,500 in cash, at an average purchase price of approximately $.01 per share, as follows:

	Number of
Name	Shares(1)	Relationship to Us

Dr. Ranga Krishna	250,000	Chairman of the Board
Ram Mukunda	1,250,000	Chief Executive Officer, President and Director
John Cherin	250,000	Chief Financial Officer, Treasurer and Director
      On June 20, 2005, we issued 750,000 shares for an aggregate consideration of $7,500 in cash, at a purchase price of approximately $.01 per share, as follows:

	Number of
Name	Shares(1)(2)(3)	Relationship to Us

Parveen Mukunda(4)	425,000	Secretary
Sudhakar Shenoy	37,500	Director
Suhail Nathani	37,500	Director
Shakti Sinha	12,500	Special Advisor
Dr. Prabuddha Ganguli	12,500	Special Advisor
Dr. Anil K. Gupta	25,000	Special Advisor

(1)	The share numbers and per share purchase prices in this section reflect the effects of a 1-for-2 reverse split effected September 29, 2005.

(2)	Representing shares issued to our officers, directors and Special Advisors in consideration of services rendered or to be rendered to us.

(3)	On September 7, 2005 one shareholder surrendered to the Company 62,500 shares, and on February 3, 2006 a shareholder surrendered to the Company 137,500 shares. These were reissued as set forth below.

(4)	Parveen Mukunda is the wife of Ram Mukunda.
      On February 3, 2006, we reissued the 200,000 shares for an aggregate consideration of $2,000 in cash at a price of approximately $.01 per share as follows:

Name	Number of Shares	Relationship to Us

Dr. Ranga Krishna	100,000	Chairman of the Board
John Cherin	37,500	Chief Financial Officer, Treasurer and Director
Larry Pressler	25,000	Special Advisor
P.G. Kakodkar	12,500	Special Advisor
Sudhakar Shenoy	12,500	Director
Suhail Nathani	12,500	Director
      The holders of the majority of these shares will be entitled to make up to two demands that we register these shares pursuant to an agreement to be signed prior to or on the date of this prospectus. The holders of the majority of these shares can elect to exercise these registration rights at any time after the date on which the lock-up period expires. In addition, these stockholders have certain “piggy-back” registration rights on registration statements filed subsequent to such date. We will bear the expenses incurred in connection with the filing of any such registration statements.
      Mr. Mukunda has agreed with Ferris, Baker Watts, Inc. that he and certain of or other officers and directors collectively will purchase in the aggregate 170,000 units in a private placement that will occur immediately prior to this offering at a price equal to the price of this offering, $6.00 per unit.

      The existing stockholders have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination, but only with respect to those shares of common stock acquired by them prior to this offering, and the 170,000 shares included in the units they have agreed to purchase in the private placement, therefore, they will participate in any liquidation distribution with respect to any shares of common stock acquired in connection with or following this offering. In addition, in connection with the vote required for our initial business combination, all of our existing stockholders, including all of our officers, directors and special advisors, have agreed to vote all of the shares of common stock owned by them, including those acquired in the private placement or during or after this offering, in accordance with the majority of the shares of common stock voted by the public stockholders.
Conflicts of Interest
      Investors should be aware of the following potential conflicts of interest:

•	None of our officers, directors and special advisors are required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating management time among various business activities.

•	In the course of their other business activities, our officers, directors and special advisors may become aware of investment and business opportunities that may be appropriate for presentation to us as well as the other entities with which they are affiliated. They may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete description of our management’s other affiliations, see the previous section entitled “Management.”

•	We may also determine to effect a business combination with another entity that is affiliated with one or more of our existing stockholders.

•	Our current management will only be able to remain with the combined company after the consummation of a business combination if they are able to negotiate the same as part of any such combination. If management negotiates to be retained post-business combination as a condition to any potential business combination, such negotiations may result in a conflict of interest between management and the stockholders resulting in management attempting to negotiate terms that may be less favorable to the stockholders than what they might otherwise receive.

•	Our officers, directors and special advisors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by us.

•	Because our officers, directors and special advisors own shares of our common stock that will be subject to lock-up agreements restricting their sale until six months after a business combination is successfully completed, our board may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination. The personal and financial interests of our directors, officers and special advisors may influence their motivation in identifying and selecting target businesses and completing a business combination in a timely manner.

•	IGN, LLC, an affiliate of Mr. Mukunda, has agreed that, commencing on the effective date of this prospectus through the acquisition of a target business, it will make available to us office space and certain general and administrative services, as we may require from time to time. We have agreed to pay IGN, LLC $4,000 per month for these services. Mr. Mukunda is the Chief Executive Officer of IGN, LLC. As a result of this affiliation, Mr. Mukunda will benefit from the transaction to the extent of his interest in IGN, LLC. However, this arrangement is solely for our benefit and is not intended to provide Mr. Mukunda with compensation in lieu of a salary. We believe, based on rents and fees for similar services in the Washington, DC metropolitan area, that the fee charged by IGN, LLC is at least as favorable as we could have obtained from an unaffiliated third party. However, as our directors at the time we entered into this agreement may not be deemed “independent,” we did not have the benefit of disinterested directors approving this transaction.

      In general, officers and directors of a corporation incorporated under the laws of the State of Maryland are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.
      Accordingly, as a result of the multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above listed criteria to other entities. For example, Mr. Mukunda has pre-existing fiduciary obligations that arise as a result of his affiliation with IGN, LLC. Although we believe it is unlikely that IGN, LLC would seek to acquire businesses that we target, we cannot assure you that this will not occur. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.
      In order to minimize potential conflicts of interest that may arise from multiple corporate affiliations, each of our officers, directors and special advisors has agreed, until the earliest of a business combination, our liquidation or such time as he ceases to be an officer or director or special advisor, to present to us for our consideration, prior to presentation to any other entity, any business opportunity which may reasonably be required to be presented to us under Maryland law, subject to any pre-existing fiduciary obligations they might have.
      In connection with the vote required for any business combination, all of our existing stockholders (which includes all of our officers, directors and special advisors) have agreed to vote all of their respective shares of common stock, including shares they may acquire in the private placement or during or after this offering, in accordance with the vote of the public stockholders owning a majority of the shares of our common stock sold in this offering. Accordingly, they will not be entitled to exercise the conversion rights available to public stockholders who vote against a business combination. In addition, they have agreed to waive their respective rights to participate in any liquidation distribution, but only with respect to those shares of common stock acquired by them prior to this offering and the 170,000 shares included in the units they have agreed to purchase in the private placement.
      To further minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity which is affiliated with any of our existing stockholders unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our stockholders from a financial perspective.
      Mr. Mukunda has loaned a total of $100,000 to us for the payment of offering expenses. Dr. Krishna has loaned a total of $50,000 to us for the payment of offering expenses. Upon the consummation of this offering, the founders will loan an additional $720,000 to us which will be deposited in the trust account. Each loan bears interest at a rate of 4% per year and will be payable on the earlier of the consummation of a business combination or the first anniversary of the consummation of this offering. Prior to the consummation of a business combination, each loan will solely repaid out the interest earned on the escrowed funds, provided that we will not be required to make any payments from such interest until we have withdrawn an aggregate of $1,855,000 ($2,150,000 if the underwriters exercise their over-allotment option in full) from such interest for working capital purposes.
      We will reimburse our officers, directors and special advisors for any out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of accountable out-of-pocket expenses reimbursable by us, which will be reviewed only by our board or a court of competent jurisdiction if such reimbursement is challenged.

      Other than the reimbursable out-of-pocket expenses payable to our officers, directors and our special advisor, no compensation or fees of any kind, including finders and consulting fees, will be paid to any of our existing stockholders, officers, directors, or our special advisor who owned our common stock prior to this offering, or, other than under the general and administrative services arrangement with IGN, LLC, to any of their respective affiliates for services rendered to us prior to or with respect to the business combination.
      All ongoing and future transactions between us and any of our officers, directors, special advisors or their respective affiliates, including loans by our officers and directors, will be on terms believed by us to be no less favorable than are available from unaffiliated third parties and such transactions or loans, including any forgiveness of loans, will require prior approval in each instance by a majority of our uninterested “independent” directors (to the extent we have any) or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel.

PRINCIPAL STOCKHOLDERS
      On May 5, 2005, we issued an aggregate of 1,750,000 shares of our common stock to our officers, directors and special advisors for an aggregate consideration of $17,500. On June 20, 2005, we issued 750,000 shares for an aggregate consideration of $7,500 in cash, at a purchase price of approximately $.01 per share, to certain of our officers, directors and special advisors. On September 7, 2005, one of our shareholders surrendered 62,500 shares of our common stock to us and on February 3, 2006, one of our shareholders surrendered 137,500 shares of our common stock to us. We reissued these shares. For additional information, see the section above entitled “Certain Relationships and Related Transactions.” On September 29, 2005, the Company amended its Certificate of Incorporation to effect a 1-for-2 reverse stock split pursuant to which every two shares of the Company’s Common Stock outstanding prior to the reverse split were exchanged for one share of the Company’s Common Stock after the reverse split. The share numbers in this Section reflect the effects of the reverse stock split.
      The following table sets forth information regarding the beneficial ownership of our common stock as of February 3, 2006, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus (and sold in the private placement assuming no purchase of additional units by our officers and directors in this offering), by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our executive officers, directors and our special advisors; and

•	all our officers and directors as a group.
      Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

	Amount and		Approximate Percentage of
	Nature of		Outstanding Common Stock
Name and Address of	Beneficial
Beneficial Owner(1)	Ownership		Before Offering	After Offering(2)

Ranga Krishna	350,000		14.0%	2.8%
Ram Mukunda	1,675,000	(3)	67.0%	13.4%
John Cherin	287,500		11.5%	2.3%
Parveen Mukunda (4)	1,675,000	(4)	67.0%	13.4%
Sudhakar Shenoy	50,000		2.0%	0.4%
Suhail Nathani	50,000		2.0%	0.4%
Larry Pressler	25,000		1.0%	0.2%
P.G. Kakodkar	12,500		0.5%	0.1%
Shakti Sinha	12,500		0.5%	0.1%
Dr. Prabuddha Ganguli	12,500		0.5%	0.1%
Dr. Anil K. Gupta	25,000		1.0%	0.2%
All directors and executive officers as a group (5 individuals)	2,412,500		96.5%	19.3%

(1)	Unless otherwise noted, the business address of each of the following is 4336 Montgomery Avenue, Bethesda, Maryland, 20814.

(2)	Our officers and directors have agreed to purchase an aggregate of 170,000 units in the private placement, which purchase will occur immediately prior to the offering. The percentage ownership after the offering for all executive officers and directors as a group reflects this purchase; however, the percentages for each holder do not since the allocation of the purchase obligation among the officers and directors has not yet been determined.

(3)	Includes 425,000 shares owned by Mr. Mukunda’s wife, Parveen Mukunda.

(4)	Includes 1,250,000 shares owned by Ms. Mukunda’s husband, Ram Mukunda.

      Immediately after this offering, our existing stockholders, which include all of our officers, directors and special advisors, collectively, will beneficially own 21.4% of the then issued and outstanding shares of our common stock. Because of this ownership block, these stockholders may be able to effectively exercise control over all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions, other than approval of a business combination.
      All of the shares of our common stock outstanding prior to the date of this prospectus will be subject to lock-up agreements between us, the holders of the shares and Ferris, Baker Watts, Inc. restricting the sale of such shares until six months after a business combination is successfully completed. During the lock-up period, the holders of the shares will not be able to sell or transfer their shares of common stock except in certain limited circumstances such as to their spouses and children or trusts established for their benefit, but will retain all other rights as our stockholders, including without limitation, the right to vote their shares of common stock. If we are unable to effect a business combination and liquidate, none of our existing stockholders will receive any portion of the liquidation proceeds with respect to common stock owned by them prior to the consummation of this offering.
      Our officers and directors have agreed to purchase an aggregate of 170,000 units in a private placement that will occur immediately prior to in this offering. The shares comprising such units may not be sold, assigned or transferred until we consummate a business combination. Such individuals have further agreed to waive their right to any liquidation distributions with respect to such shares in the event we fail to consummate a business combination. These shares are subject to a lock-up on transferability until we complete a business combination.
      The warrants may trade separately on the 90th day after the date of this prospectus unless Ferris, Baker Watts, Inc. determines that an earlier date is acceptable. In no event will Ferris, Baker Watts, Inc. allow separate trading of the common stock and warrants until we file a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the proceeds of this offering including any proceeds we receive from the exercise of the over-allotment option if such option is exercised prior to our filing of the Form 8-K. Purchases of warrants stabilize the price and establish a market for the warrants. In addition, it demonstrates confidence in our ultimate ability to effect a business combination, because the warrants will expire worthless if we are unable to consummate a business combination and are ultimately forced to liquidate.
      The existing stockholders have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination, but only with respect to those shares of common stock acquired by them prior to this offering; they will participate in any liquidation distribution with respect to any shares of common stock acquired in connection with or following this offering.
      In addition, in connection with the vote required for our initial business combination, all of our existing stockholders, including all of our officers, directors and our special advisors, have agreed to vote all of the shares of common stock owned by them, including shares they may acquire in the private placement or during or after the offering, in accordance with the majority of the shares of common stock voted by the public stockholders other than our existing stockholders. Accordingly, they will not be entitled to exercise the conversion rights available to public stockholders who vote against a business combination.
      Messrs. Mukunda, Cherin and Krishna may be deemed to be our “parent”, “founder” and “promoter,” as these terms are defined under the Federal securities laws.

DESCRIPTION OF SECURITIES
General
      We are authorized to issue 75,000,000 shares of common stock, par value $.0001, and 1,000,000 shares of preferred stock, par value $.0001. As of February 3, 2006, 2,500,000 shares of common stock are outstanding, held by 11 record holders and no shares of preferred stock are outstanding.
Units
      Each unit consists of one share of common stock and two warrants. Each warrant entitles the holder to purchase one share of common stock. Each of the common stock and warrants will trade separately on the 90th day after the date of this prospectus unless Ferris, Baker Watts, Inc. determines that an earlier date is acceptable. In no event may the common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K that includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K that includes this audited balance sheet upon the consummation of this offering, which is anticipated to take place three business days after the date of this prospectus. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Current Report on Form 8-K. If the over-allotment option is exercised after our initial filing of the Form 8-K, we will file an amendment to the Form 8-K to provide updated financial information to reflect the exercise of the over-allotment.
Common stock
      Our stockholders are entitled to one vote for each share held of record on all matters to be voted on by stockholders. In connection with the vote required for our initial business combination, all of our existing stockholders, including all of our officers, directors and our special advisors, have agreed to vote all of the shares of common stock owned by them, including shares acquired during or after the offering, in accordance with the majority of the shares of common stock voted by the public stockholders. Additionally, our existing stockholders, officers, directors and our special advisors will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our stockholders.
      We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights discussed below.
      Our board of directors is divided into three classes (Class A, Class B and Class C), each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.
      If we are forced to liquidate prior to a business combination, our public stockholders are entitled to share ratably in the trust account, inclusive of any interest, and any net assets remaining available for distribution to them after payment of liabilities. The existing stockholders have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination, but only with respect to those shares of common stock acquired by them prior to this offering and the 170,000 shares to be acquired by them in the private placement.
      Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust account if they vote against the business combination and the business combination is approved and completed. Public stockholders who convert their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units.

Preferred stock
      Our certificate of incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock, although the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.
Warrants
      No warrants are currently outstanding. Each warrant entitles the registered holder to purchase one share of our common stock at a price of $5.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the completion of a business combination; or

•	one year from the date of this prospectus.
      None of the warrants may be exercised until after the consummation of a business combination and, thus, after the proceeds of the trust account have been disbursed. Upon exercise of the warrants and disbursement of the trust, the warrant exercise price will be paid directly to us. The warrants will expire five years from the date of this prospectus at 5:00 p.m., Washington, DC time. We may call the warrants for redemption,

•	in whole and not in part,

•	at a price of $.01 per warrant at any time after the warrants become exercisable,

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder, and

•	if, and only if, the reported last sale price of the common stock equals or exceeds $8.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day before we send notice of redemption to warrant holders.
      The redemption criteria for our warrants have been established at a price which is intended to provide warrantholders with a reasonable premium to the initial exercise price and provide sufficient liquidity to cushion the market reaction to our redemption call.
      The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.
      The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.
      The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.
      No warrants will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to meet these conditions and use our best efforts to maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. The warrants may be deprived of any value and the market for the warrants may be limited if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.
      No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.
Purchase Option
      We have agreed to sell to Ferris, Baker Watts, Inc. an option to purchase up to a total of 500,000 units at a per-unit price of $7.50 (125% of the price of the units sold in the offering). The units issuable upon exercise of this option are identical to those offered by this prospectus except that the warrants included in the option have an exercise price of $6.25 (125% of the exercise price of the warrants included in the units sold in the offering). For a more complete description of the purchase option, see the section below entitled “Underwriting — Purchase Option.”
Dividends
      We have not paid any dividends on our common stock to date and do not intend to pay dividends prior to the completion of a business combination. The payment of dividends in the future will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.
Our Transfer Agent and Warrant Agent
      The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company.
Shares Eligible for Future Sale
      Immediately after this offering, we will have 12,500,000 shares of common stock outstanding, or 13,974,500 shares if the underwriters’ over-allotment option is exercised in full. Of these shares, the 9,830,000 shares sold in this offering, or 11,304,500 shares if the over-allotment option is exercised, will be freely tradable without restriction or further registration under the Securities Act of 1933, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act of 1933. This will include the 170,000 shares included in the units being purchased in the private placement by our officers and directors or their nominees, which are the subject of a lock-up agreement with us and the representative of the underwriters until we complete a business combination. All of the remaining 2,500,000 shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. None of those will be eligible for sale under Rule 144 until the one year holding period has elapsed with respect to each purchase. Notwithstanding the foregoing, all of those shares have been placed in escrow and will not be transferable until six months after a business combination and will only be transferred prior to that date subject to certain limited exceptions, such as transfers to family members and trusts for estate planning purposes and upon death, while in each case remaining subject to the escrow agreement, and will only be released prior to that date if we are forced to liquidate, in which case the shares would be destroyed, or if we were to consummate a transaction after the consummation of a business combination which results in all of the stockholders of the combined entity having the right to exchange their shares of common stock for cash, securities or other property.
Rule 144
      In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•	1% of the number of shares of common stock then outstanding, which will equal 125,000 shares immediately after this offering (or 139,745 if the underwriters exercise their over-allotment option); and

•	the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.
      Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 144(k)
      Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

SEC Position on Rule 144 Sales
      The SEC has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, would act as an “underwriter” under the Securities Act of 1933 when reselling the securities of a blank check company. Accordingly, the SEC believes that those securities can be resold only through a registered offering and that Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144.
Registration Rights
      The officer, director and our special advisor holders of our 2,500,000 shares of common stock that we expect will be issued and outstanding on the date of this prospectus will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The 170,000 shares purchased by such persons in the private placement will also be entitled to registration rights pursuant to the agreement. The holders of the majority of these shares are entitled to make up to two demands that we register these shares. The holders of the majority of these shares can elect to exercise these registration rights at any time after the date on which the lock-up period expires. In addition, these stockholders have certain “piggy-back” registration rights on registration statements filed subsequent to such date. We will bear the expenses incurred in connection with the filing of any such registration statements.

UNDERWRITING
      In accordance with the terms and conditions contained in the underwriting agreement, we have agreed to sell to each of the underwriters named below, and each of the underwriters, for which Ferris, Baker Watts, Inc. is acting as representative, have severally, and not jointly, agreed to purchase on a firm commitment basis the number of units offered in this offering set forth opposite their respective names below:

Underwriters	Number of Units

Ferris, Baker Watts, Inc.
First Albany Capital Inc.
Ladenburg Thalmann & Co. Inc.
Merriman Curhan Ford & Co.
SG Americas Securities, LLC
Total	9,830,000

      A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.
Pricing of Securities
      We have been advised by the representative that the underwriters propose to offer the units to the public at the initial offering price set forth on the cover page of this prospectus. They may allow some dealers concessions not in excess of $           per unit.
      Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representative. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business in India at attractive values;

•	our capital structure;

•	an assessment of our management and their experience in identifying operating companies;

•	general conditions of the securities markets at the time of the offering; and

•	other factors as were deemed relevant.
      However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.
Over-Allotment Option
      We have also granted to the underwriters an option, exercisable during the 45-day period commencing on the date of this prospectus, to purchase from us at the offering price, less underwriting discounts, up to an aggregate of 1,474,500 additional units for the sole purpose of covering over-allotments, if any. The over-allotment option will only be used to cover the net syndicate short position resulting from the initial distribution. The underwriters may exercise that option if the underwriters sell more units than the total number set forth in the table above. If any units underlying the option are purchased, the underwriters will severally purchase shares in approximately the same proportion as set forth in the table above.

Commissions and Discounts
      The following table shows the public offering price, underwriting discount to be paid by us to the underwriters and the proceeds, before expenses, to us. This information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

	Per Unit	Without Option	With Option

Public Offering Price	$6.00	$58,980,000	$67,827,000
Discount(1)	$0.30	$2,949,000	$3,391,350
Non-accountable Expense Allowance(1)	$0.18	$1,769,400	$1,769,400

Proceeds Before Expenses(2)	$5.52	$54,261,600	$62,666,250

(1)	Ferris, Baker Watts, Inc., the representative of the underwriters in this offering, has agreed to deposit 3% of the gross proceeds attributable to the non-accountable expense allowance ($0.18 per Unit) into the trust account until the earlier of the completion of a business combination or the liquidation of the trust account.

(2)	The offering expenses are estimated as $815,400.
      Upon the consummation of a business combination, the underwriters will be entitled to receive that portion of the proceeds attributable to the underwriters’ discount and non-accountable expense allowance held in the trust account and any accrued interest thereon. In the event that we are unable to consummate a business combination and the trustee is forced to liquidate the trust account, the underwriters have agreed to the following: (i) forfeit any rights to or claims against such proceeds and any accrued interest thereon; and (ii) that the proceeds attributable to the underwriters’ discount and non-accountable expense allowance will be distributed on a pro-rata basis among the public shareholders along with any accrued interest thereon.
Purchase Option
      We have agreed to sell to Ferris, Baker Watts, Inc., for $100, an option to purchase up to a total of 500,000 units. The units issuable upon exercise of this option are identical to those offered by this prospectus except that the warrants included in the units have an exercise price of $6.25 (125% of the exercise price of the warrants included in the units sold in the offering). This option is exercisable at $7.50 per unit (125% of the price of the units sold in the offering) commencing on the later of the consummation of a business combination and one year from the date of this prospectus and expiring five years from the date of this prospectus. The purchase option and the 500,000 units, the 500,000 shares of common stock and the 1,000,000 warrants underlying such units, and the 1,000,000 shares of common stock underlying such warrants, have been deemed compensation by the NASD and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the NASD Conduct Rules. Accordingly, the option may not be sold, during the offering or sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a one year period (including the foregoing 180-day period) following the date of this prospectus. However, the purchase option may be transferred to any underwriter and selected dealer participating in the offering and their bona fide officers or partners.
      Although the purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part of, the purchase option grants to holders demand and “piggy back” rights for periods of five and seven years, respectively, from the date of this prospectus with respect to the registration under the Securities Act of 1933 of the securities directly and indirectly issuable upon exercise of the purchase option. We will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the purchase option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the purchase option will not be adjusted for issuances of common stock at a price below its exercise price.

Regulatory Restrictions on Purchase of Securities
      Rules of the SEC may limit the ability of the underwriters to bid for or purchase our securities before the distribution of the securities is completed. However, the underwriters may engage in the following activities in accordance with the rules:

•	Stabilizing Transactions. The underwriters may make bids or purchases for the purpose of pegging, fixing or maintaining the price of our securities, so long as stabilizing bids do not exceed a specified maximum as set forth in Regulation M which requires generally, among other things, that no stabilizing bid will be initiated at or increased to a price higher than the lower of the offering price or the highest independent bid for the security on the principal trading market for the security.

•	Over-Allotments and Syndicate Coverage Transactions. The underwriters may create a short position in our securities by selling more of our securities than are set forth on the cover page of this prospectus. If the underwriters create a short position during the offering, the representative may engage in syndicate covering transactions by purchasing our securities in the open market. The representative may also elect to reduce any short position by exercising all or part of the over-allotment option.

•	Penalty Bids. The representative may reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.
      Stabilization and syndicate covering transactions may cause the price of the securities to be higher than they would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the prices of the securities if it discourages resales of the securities.
      Neither we nor the underwriters makes any representation or prediction as to the effect that the transactions described above may have on the prices of the securities. These transactions may occur on the OTC Bulletin Board, in the over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.
      The Restricted Period under Regulation M for this offering will have ended when (i) all of the units have been sold, (ii) there are no more selling efforts, (iii) there is no more stabilization, and (iv) the overallotment option has been exercised or has expired.
Other Terms
      We have granted Ferris, Baker Watts, Inc. for a period of two years from the later of our consummation of a business combination or one year after the effective date of the registration statement, the right to send a representative (who need not be the same individual from meeting to meeting) to observe each meeting of our board of directors. Each such representative will be required to sign a customary confidentiality agreement. We agree to give Ferris, Baker Watts, Inc. written notice of each such meeting and to provide Ferris, Baker Watts, Inc. with such items as are provided to the other directors.
      We have also entered into a financial advisory agreement with Ferris, Baker Watts, Inc., the representative of the underwriters in this offering, and SG Americas Securities, LLC, one of the participating underwriters in this offering, whereby Ferris, Baker Watts, Inc., and SG Americas Securities, LLC, will serve as our exclusive financial advisors in connection with a business combination for a period of two years from the effective date of this offering. Pursuant to the terms of this agreement, Ferris, Baker Watts, Inc. and SG Americas Securities, LLC will be entitled to receive an aggregate of two percent (2%) of the consideration associated with any business combination by us (up to a maximum aggregate fee of $1,500,000).
      Although they are not obligated to do so, any of the underwriters may introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future. Other than our agreement with Ferris Baker Watts, Inc., the representative of the underwriters in this offering, and SG Americas Securities, LLC, one of the participating underwriters in this offering, there are no preliminary agreements or understandings between any of the underwriters and any potential targets. We are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, but if we do, we may pay the underwriters a finder’s fee that would be determined at that time in an arm’s length negotiation where the terms would be fair and reasonable to each of the interested parties; provided that no agreement will be entered into and no fee will be paid prior to the one year anniversary of the date of this prospectus.
Indemnification
      We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act of 1933, or to contribute to payments the underwriters may be required to make in this respect.
      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions of our Articles of Incorporation and our By-laws, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
LEGAL MATTERS
      Seyfarth Shaw LLP will pass upon the validity of the securities offered in this prospectus for us. Certain legal matters with respect to this offering will be passed upon for the underwriters by Gersten Savage LLP.
EXPERTS
      The financial statements of India Globalization Capital, Inc. on December 31, 2005 and for the period from April 29, 2005 (date of inception) through December 31, 2005 appearing in this prospectus and in the registration statement have been included herein in reliance upon the report, which contains an explanatory paragraph relating to substantial doubt existing about the ability of India Globalization Capital, Inc. to continue as a going concern, of Goldstein Golub Kessler LLP, independent registered public accounting firm, given on the authority of such firm as experts in accounting and auditing. Certain information relating to the Indian economy set forth in the section entitled “Proposed Business” has been included herein in reliance upon the report of Mega Ace Consultancy, an India-based consulting firm, given on the authority of such firm as experts on the Indian economy.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
      We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act of 1933, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

INDIA GLOBALIZATION CAPITAL, INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and Stockholders
India Globalization Capital, Inc.
      We have audited the accompanying balance sheet of India Globalization Capital, Inc. (a development stage company) as of December 31, 2005 and the related statements of operations, stockholders’ equity and cash flows for the period from April 29, 2005 (date of inception) through December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
      We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of India Globalization Capital, Inc. as of December 31, 2005 and the results of its operations and its cash flows for the period from April 29, 2005 (date of inception) through December 31, 2005 in conformity with United States generally accepted accounting principles.
      The accompanying financial statements have been prepared assuming India Globalization Capital, Inc. will continue as a going concern. The Company has a net loss, working capital deficiency and has no operations. This raises substantial doubt about the Company’s ability to continue as a going concern. As discussed in Note C, the Company is in the process of raising capital through a Proposed Offering. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
GOLDSTEIN GOLUB KESSLER LLP
New York, New York
February 12, 2006

INDIA GLOBALIZATION CAPITAL, INC.
(a development stage company)
BALANCE SHEET

December 31, 2005

ASSETS
Current assets:
Cash	$5,764

Total current assets:	5,764
Deferred offering costs	756,699

Total assets	$762,463

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accrued expenses	$617,982
Notes payable to stockholders	150,000

Total current liabilities	$767,982

COMMITMENT
STOCKHOLDERS’ EQUITY
Preferred stock — $.0001 par value; 1,000,000 shares authorized; 0 issued and outstanding	—
Common stock — $.0001 par value; 75,000,000 shares authorized; 2,437,500 issued and outstanding	244
Additional paid-in capital	24,756
Deficit accumulated during the development stage	(30,519)

Total stockholders’ equity	(5,519)

Total liabilities and stockholders’ equity	$762,463

See notes to financial statements

INDIA GLOBALIZATION CAPITAL, INC.
(a development stage company)
STATEMENT OF OPERATIONS

April 29, 2005
(Date of Inception)
through
December 31, 2005

Legal and formation, travel and other startup costs	$30,519

Net loss for the period	$(30,519)

Net loss per share	$(.01)

Weighted average number of shares outstanding — basic and fully diluted	2,325,837

See notes to financial statements

INDIA GLOBALIZATION CAPITAL, INC.
(a development stage company)
STATEMENT OF STOCKHOLDERS’ EQUITY

				Deficit
				Accumulated
	Common Stock		Additional	During the	Total
			Paid-In	Development	Stockholders’
	Shares	Amount	Capital	Stage	Equity

Issuance of common stock to founders at $.01 per share (1,750,000 shares on May 5, 2005 and 750,000 shares on June 20, 2005)	2,500,000	$250	$24,750		$25,000
Surrendered shares (on September 7, 2005)	(62,500)	(6)	6		—
Net loss	—	—	—	$(30,519)	(30,519)

Balance — December 31, 2005	2,437,500	$244	$24,756	$(30,519)	$(5,519)

See notes to financial statements

INDIA GLOBALIZATION CAPITAL, INC.
(a development stage company)
STATEMENT OF CASH FLOWS

April 29, 2005
(Date of Inception)
through
December 31, 2005

Cash flows from operating activities:
Net loss	$(30,519)
Adjustments to reconcile net loss to net cash provided (used) by operating activities:
Changes in:
Accrued expenses	15,854

Net cash provided (used) by operating activities	(14,665)

Cash flows from financing activities:
Issuance of common stock to founders	25,000
Payment of offering costs	(154,571)
Proceeds from Notes payable to stockholders	150,000

Cash provided by financing activities	20,429

Net increase in cash and cash at end of period	$5,764

Non cash financing activity: accrual of deferred offering costs	$602,128

See notes to financial statements

INDIA GLOBALIZATION CAPITAL, INC.
(a development stage company)
NOTES TO FINANCIAL STATEMENTS
December 31, 2005
NOTE A — ORGANIZATION AND BUSINESS OPERATIONS
      India Globalization Capital, Inc. (the “Company”) was incorporated in Maryland on April 29, 2005. The Company was formed to serve as a vehicle for the acquisition of an operating business in an unspecified industry located in India through a merger, capital stock exchange, asset acquisition or other similar business combination. The Company has neither engaged in any operations nor generated significant revenue to date. The Company is considered to be in the development stage and is subject to the risks associated with activities of development stage companies. As such, the Company has no operating results through December 31, 2005, and their ability to begin operations is dependent upon the completion of a financing. The Company has selected March 31 as its year-end.
      The Company’s management has broad discretion with respect to the specific application of the net proceeds of a proposed private placement (the “Private Placement”) and the proposed initial public offering of its Units, (as described in Note C)(“Public Offering” and together with the Private Placement (the “Proposed Offering”) although substantially all of the net proceeds of the Proposed Offering are intended to be generally applied toward acquiring one or more operating businesses in an unspecified industry located in India (“Business Combination”), which may not constitute a business combination for accounting purposes. Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Offering, approximately ninety percent (90%) of the net proceeds, after payment of certain amounts to the underwriter, will be held in a trust account (“Trust Fund”) and invested in government securities until the earlier of (i) the consummation of its first Business Combination or (ii) the distribution of the Trust Fund as described below. The remaining proceeds may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. In the event that holders of 50% or more of the shares issued in the Proposed Offering vote against the Business Combination or the holders of 20% or more of the shares issued in the Public Offering elect to exercise their conversion rights, the Business Combination will not be consummated. However, the persons who were stockholders prior to the Proposed Offering (the “Founding Stockholders”) will participate in any liquidation distribution with respect to any shares of the common stock acquired in connection with or following the Proposed Offering.
      In the event that the Company does not consummate a Business Combination within 18 months from the date of the consummation of the Proposed Offering, or 24 months from the consummation of the Proposed Offering if certain extension criteria have been satisfied (the “Acquisition Period”), the proceeds held in the Trust Fund will be distributed to the Company’s public stockholders, excluding the Founding Stockholders to the extent of their initial stock holdings. In the event of such distribution, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Fund assets) will be less than the initial public offering price per share in the Proposed Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Proposed Offering discussed in Note C).
NOTE B — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
[1]     Loss per common share:
      Loss per share is computed by dividing net loss applicable to common stockholders by the weighted average number of common shares outstanding for the period.
[2]     Use of estimates:
      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial

INDIA GLOBALIZATION CAPITAL, INC.
(a development stage company)
NOTES TO FINANCIAL STATEMENTS — (Continued)
statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.
[3]     Income taxes:
      Deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.
      The Company recorded a deferred income tax asset for the tax effect of deferred start-up costs aggregating approximately $10,400. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived, the Company has recorded a full valuation at December 31, 2005.
      The effective tax rate differs from the statutory rate of 34% due to increase in the valuation allowance.
[4]     Deferred offering costs:
      Deferred offering costs consist principally of legal and accounting and related regulatory filing fees incurred through the balance sheet date that are related to the Proposed Offering and that will be charged to capital upon the receipt of the capital or charged to expense if not completed.
NOTE C — PROPOSED OFFERING; VALUE OF THE UNDERWRITERS PURCHASE OPTION
      The Public Offering calls for the Company to offer for public sale up to 9,830,000 Units. Each Unit consists of one share of the Company’s common stock, $.0001 par value, and two redeemable common stock purchase Warrants. On the 90th day after the date of the prospectus or earlier, at the discretion of the underwriter, the Warrants will separate from the Units and begin to trade.
      After separation, each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $5.00 commencing on the latter of (a) one year from the effective date of the Public Offering or (b) the earlier of the completion of a business combination with a target business or the distribution of the Trust Fund and expiring five years from the date of the prospectus. The Company has a right to call the Warrants, provided the common stock has traded at a closing price of at least $8.50 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the date on which notice of redemption is given. If the company calls the Warrants, the holder will either have to redeem the Warrants by purchasing the common stock from the company for $5.00 or the Warrants will expire.
      The Private Placement calls for the Company to sell to certain of its officers and directors an aggregate of 170,000 units identical to the units to be sold in the Public Offering. The Private Placement will occur immediately prior to the Public Offering.
      The Company will pay the underwriters in the Public Offering an underwriting discount of 5.0% of the gross proceeds of the Proposed Offering and a non-accountable expense allowance of 3% of the gross proceeds of the Public Offering. Ferris, Baker Watts, Inc. has agreed to deposit 3% of the gross proceeds attributable to the non-accountable expense allowance ($0.18 per Unit) into the Trust Fund until the earlier of the completion of a business combination or the liquidation of the Trust Fund. They have further agreed to forfeit any rights to or claims against such proceeds unless the Company successfully completes a business combination. In addition, the Company has agreed to sell to Ferris Baker, Watts, Inc. for $100, an option to purchase up to a total of 500,000 Units. The Units that would be issued upon exercise of this option are identical to those offered by this prospectus, except that each of the Warrants underlying this option entitles the holder to purchase one share of the Company’s common stock at a price of $6.25. This Underwriter’s Purchase Option (UPO) is exercisable at $7.50 per Unit at the latter of one year from the effective date, or the consummation of a business combination. The UPO has a life of five years from the effective date.

INDIA GLOBALIZATION CAPITAL, INC.
(a development stage company)
NOTES TO FINANCIAL STATEMENTS — (Continued)
      The sale of the option will be accounted for as an equity transaction. Accordingly, there will be no net impact on the Company’s financial position or results of operations, except for the recording of the $100 proceeds from the sale. The Company has determined, based upon a Black-Scholes model, that the fair value of the option on the date of sale would be approximately $756,200 using an expected life of five years, volatility of 30.1% and a risk-free interest rate of 3.9%.
      IGC has no trading history, as such it is not possible to value the UPO based on historical trades. In order to estimate the value of the UPO the Company considered a basket of Indian companies that trade either in the U.S. or in the U.K. The average volatility of the representative Indian companies was calculated to be 30.1%. Management believes that this volatility is a reasonable benchmark to use in estimating the value of the UPO. The actual volatility of the Unit will depend on many factors that cannot be ascertained at this time.
NOTE D — NOTES PAYABLE TO STOCKHOLDERS
      Two unsecured notes were issued to two of the Founding Stockholders of the Company. One note for $100,000 and another for $50,000 were issued on May 2, 2005 and on September 26, 2005, respectively. The notes bear interest at 4% per annum and are payable on the earlier of April 30, 2007 or the consummation of the Proposed Offering. Due to the short-term nature of the notes, the fair value of the notes approximate their carrying amount. Approximately $4,000 of interest has been included in the statement of operations for the period ended December 31, 2005 relating to these notes.
      On December 15, 2005, the unsecured notes referred to in Note D were amended to provide that they become payable upon the earlier of the consummation of a business transaction and the first anniversary of the consummation of the Proposed Offering.
NOTE E — RELATED PARTY TRANSACTION
      The Company has agreed to pay Integrated Global Network, LLC, a related party and privately-held company where one of the Founding Stockholders serves in an executive capacity, an administrative fee of $4,000 per month for office space and general and administrative services from the effective date of the Proposed Offering through the acquisition date of a target business.
NOTE F — STOCK
      On August 24, 2005, the Company’s Board of Directors authorized a reverse stock split of one share of common stock for each two outstanding shares of common stock and approved an amendment to the Company’s Certificate of Incorporation to decrease the number of authorized shares of common stock to 75,000,000. All references in the accompanying financial statements to the number of shares of stock have been retroactively restated to reflect these transactions.

________________________________________________________________________________

          Until           2006, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.
          No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful. The delivery of this prospectus will not, under any circumstances, create any implication that the information is correct as of any time subsequent to the date of this prospectus.

________________________________________________________________________________

$58,980,000
India Globalization Capital, Inc.
9,830,000 Units

PROSPECTUS

Ferris, Baker Watts
Incorporated
Ladenburg Thalmann & Co. Inc.
First Albany Capital
Merriman Curhan Ford & Co.
SOCIETE GENERALE
                    , 2006

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution
      The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions and the representative non-accountable expense allowance) will be as follows:

Initial Trustees’ Fee(1)	1,000
SEC Registration Fee	$45,668
NASD Filing Fee	39,300
Accounting Fees and Expenses	50,000
Printing and Engraving Expenses	120,000
Legal Fees and Expenses	475,000
Blue Sky Services and Expenses	40,000
Miscellaneous(2)	44,432

Total	$815,400

(1)	In addition to the initial acceptance fee that is charged by Continental Stock Transfer & Trust Company, as trustee, the registrant will be required to pay to Continental Stock Transfer & Trust Company annual fees of $3,000 for acting as trustee, $4,800 for acting as transfer agent of the registrant’s common stock, $2,400 for acting as warrant agent for the registrant’s warrants and $1,800 for acting as escrow agent.

(2)	This amount represents additional expenses that may be incurred by the Registrant or Underwriters in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 15.	Recent Sales of Unregistered Securities
      (a) During the past three years, on a pre 2-1 reverse stock split basis, we sold the following shares of common stock without registration under the Securities Act:

	Number of
Stockholders	Shares

Ram Mukunda	2,500,000	*
John Cherin	500,000	*
Dr. Ranga Krishna	500,000	*
Raghu Ram	125,000	**
Emmanuel K. Nzai	275,000	**
Parveen Mukunda	850,000	**
Sudhakar Shenoy	75,000	**
Suhail Nathani	75,000	**
Shakti Sinha	25,000	**
Dr. Prabuddha Ganguli	25,000	**
Dr. Anil K. Gupta	50,000	**

*	Shares issued on May 5, 2005.
**	Shares issued on June 20, 2005.
      On February 3, 2006, subsequent to the 2-1 reverse stock split, we issued the following shares of common stock without registration under the Securities Act:

	Number of
Stockholders	Shares

John Cherin	37,500	*
Dr. Ranga Krishna	100,000	*
Larry Pressler	25,000
P.G. Kakodkar	12,500
Sudhakar Shenoy	12,500
Suhail Nathani	12,500

II-1

     The shares issued on May 5, 2005, June 20, 2005 and February 3, 2006 were issued in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as they were sold to sophisticated, wealthy individuals. The shares issued to the individuals and entities above were sold for an aggregate offering price of $25,000 at an average purchase price of approximately $.005 per share. No underwriting discounts or commissions were paid with respect to such sales.

Item 16.	Exhibits and Financial Statement Schedules
      (a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.		Description

1.1		Form of Underwriting Agreement
1.2		Form of Selected Dealer Agreement*
3.1		Amended and Restated Articles of Incorporation*
3.2		By-laws*
4.1		Specimen Unit Certificate*
4.2		Specimen Common Stock Certificate*
4.3		Specimen Warrant Certificate*
4.4		Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant*
4.5		Form of Purchase Option to be granted to the Representative*
5.1		Opinion of Seyfarth Shaw LLP
10.1		Amended and Restated Letter Agreement between the Registrant, Ferris, Baker Watts, Inc. and Ram Mukunda*
10.2		Amended and Restated Letter Agreement between the Registrant, Ferris, Baker Watts, Inc. and John Cherin*
10.3		Amended and Restated Letter Agreement between the Registrant, Ferris, Baker Watts, Inc. and Ranga Krishna*
10.4		Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant
10.5		Promissory Note issued by the Registrant to Ram Mukunda*
10	.5.1	Extension of Due Date of Promissory Note issued to Ram Mukunda*
10.6		Form of Stock and Unit Escrow Agreement among the Registrant, Ram Mukunda, John Cherin and Continental Stock Transfer & Trust Company*
10.7		Form of Registration Rights Agreement among the Registrant and each of the existing stockholders*
10.8		Form of Unit Purchase Agreement among Ferris, Baker Watts, Inc. and one or more of the Initial Stockholders
10.9		Form of Office Service Agreement between the Registrant and Integrated Global Networks, LLC*
10.10		Amended and Restated Letter Advisory Agreement between the Registrant, Ferris, Baker Watts, Inc. and SG Americas Securities, LLC
10.11		Form of Letter Agreement between Ferris, Baker Watts, Inc. and certain officers and directors of the Registrant*
10.12		Form of Letter Agreement between Ferris, Baker Watts, Inc. and each of the Special Advisors of the Registrant*
10.13		Form of Letter Agreement between the Registrant and certain officers and directors of the Registrant*
10.14		Form of Letter Agreement between the Registrant and each of the Special Advisors of the Registrant*
10.15		Promissory Note issued by the Registrant to Ranga Krishna*
10	.15.1	Extension of Due Date of Promissory Note issued to Ranga Krishna*
10.16		Form of Promissory Note to be issued by the Registrant to Ranga Krishna*
23.1		Consent of Goldstein Golub Kessler LLP
23.2		Consent of Seyfarth Shaw LLP (incorporated by reference from Exhibit 5.1)
23.3		Consent of Mega Ace Consultancy*
24		Power of Attorney*
99.1		Code of Ethics

*	Previously filed.

II-2

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, in the State of Maryland on March 2, 2006.

India Globalization Fund, Inc.

By:	/s/ Ram Mukunda

Ram Mukunda
Chief Executive Officer and President
      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. This document may be executed by the signatories hereto on any number of counterparts, all of which shall constitute one and the same instrument.

Signature	Title	Date

/s/ Ranga Krishna* Ranga Krishna	Chairman	March 2, 2006

/s/ Ram Mukunda Ram Mukunda	Chief Executive Officer, President and Director (Principal Executive Officer)	March 2, 2006

/s/ John Cherin* John Cherin	Chief Financial Officer, Treasurer and Director (Principal Financial and Accounting Officer)	March 2, 2006

/s/ Suhail Nathani* Suhail Nathani	Director	March 2, 2006

/s/ Sudhakar Shenoy* Sudhakar Shenoy	Director	March 2, 2006

*	by Ram Mukunda, Power of Attorney

II-3